UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(RULE 14a-101)

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Monmouth Real Estate Investment Corporation

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Monmouth Real Estate Investment Corporation

Juniper Business Plaza, 3499 Route 9 North, Suite 3-D

Freehold, New Jersey 07728

____________________

Notice of 2019 Annual Meeting of Shareholders

May 16, 2019

4:00 p.m. Eastern Time

Notice is hereby given that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Monmouth Real Estate Investment Corporation, a Maryland corporation (referred to as “we”, “our”, “us”, “Monmouth” or the “Company”), will be held on Thursday, May 16, 2019, at 4:00 p.m., Eastern Time, at Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, New Jersey, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

Items of Business

1.	The election of four Class I directors, each to hold office until our annual meeting of shareholders in 2022 and until his successor is duly elected and qualifies;

2.	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019;

3.	An advisory resolution to approve the compensation of our executive officers for the fiscal year ended September 30, 2018 as described in the accompanying proxy statement; and

4.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Record Date

Monmouth’s Board of Directors has fixed the close of business on March 14, 2019, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGE 13 OF THIS PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

Michael D. Prashad
In-House Counsel and Secretary

March 29, 2019

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

Monmouth Real Estate Investment Corporation

Juniper Business Plaza, 3499 Route 9 North, Suite 3-D

Freehold, New Jersey 07728

___________________

PROXY STATEMENT

2019 Annual Meeting of Shareholders

May 16, 2019, 4:00 p.m. Eastern Time

___________________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monmouth Real Estate Investment Corporation, a Maryland corporation, of proxies to be voted at our 2019 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 16, 2019, at 4:00 p.m., Eastern Time, at our offices at Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, to consider and vote on the matters listed in the preceding Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying Proxy Card are being distributed on or about March 29, 2019, to shareholders of record as of the close of business on March 14, 2019. Unless the context requires otherwise, references in this Proxy Statement to “Monmouth”, “we”, “our”, “us” and the “Company” refer to Monmouth Real Estate Investment Corporation and its consolidated subsidiaries.

A copy of our annual report, including financial statements, was mailed to all shareholders of record on or about February 4, 2019, and is available on our website at www.mreic.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 16, 2019

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and our 2018 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number, which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

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Proxy Statement Summary

This summary highlights the proposals to be voted upon, as well as financial performance, executive compensation, and corporate environmental, social and governance information described in more detail elsewhere in this Proxy Statement.

Annual Meeting Proposals

Proposal	Recommendation of the Board
1. Election of Directors	FOR each of the nominees
2. Ratification of Independent Registered Public Accounting Firm	FOR
3. Say-on-Pay: Advisory Vote to Approve 2018 Executive Compensation	FOR

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Financial Performance Highlights

Fiscal year ended September 30, 2018 was another excellent year for Monmouth. Our industrial property portfolio performed exceptionally well, achieving a sector leading 99.6% occupancy rate, and a 69% tenant retention rate. We believe that this past year represented one of the most productive years ever in our long history as a public REIT. We highlight some of our many accomplishments achieved during fiscal 2018:

Dividend Increase: On October 2, 2017, the first day of fiscal 2018, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share, representing an annualized dividend rate of $0.68 per share. The 6.3% dividend increase marks our second dividend increase in three years, totaling 13% in dividend increases. We have maintained or increased our cash dividend for 27 consecutive years.

Tenant Occupancy: Maintained a sector leading occupancy rate of 99.6% at fiscal yearend, representing our third consecutive year with above 99% occupancy.

Tenant Retention: Renewed 11 of the 16 leases totaling 1.1 million square feet that were scheduled to expire, resulting in a 69% tenant retention.

Tenant Lease Term: Extended our weighted average lease maturity from 7.9 years to 8.1 years.

Growth in Stock Price: Achieved a stock price of $16.72 per share as of September 30, 2018, resulting in year over year growth of 3%.

Growth in Total Market Capitalization: Achieved $2.5 billion in total market capitalization as of September 30, 2018, resulting in year over year growth of 17%.

Growth in Total Shareholder Return: Achieved an 8% Total Shareholder Return for fiscal 2018, versus a 4% total shareholder return from the MSCI US REIT Index during the same period.

Growth in Net Income and Net Income per Diluted Share: Generated 69% year over year growth in Net Income Attributable to Common Shareholders and, on a per diluted share basis, generated 53% year over year growth in Net Income Attributable to Common Shareholders.

Growth in Gross Revenue: Generated 23% year over year growth in Gross Revenue.

Growth in Net Operating Income (NOI)*: Generated 19% year over year growth in Net Operating Income.

Growth in AFFO* per Diluted Share: Generated 14% year over year growth in Adjusted Funds From Operation (AFFO) per diluted share.

*NOI and AFFO are non-GAAP performance measures. See Financial Information for a discussion of our non-GAAP performance measures.

In addition, shareholders are encouraged to read our President’s 2018 Letter to Shareholders, which can be found on our website at www.mreic.reit (homepage, in Highlights section).

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Strategic Growth Highlights

Property Acquisitions: Acquired seven, brand new, Class A industrial properties, totaling approximately 2.7 million square feet of high-quality industrial space for $282.3 million, all subject to long term net leases, of which 85% is leased to investment grade tenants or subsidiaries of investment grade issuers.

Property Expansions: Completed two property expansions, totaling $3.5 million, generating over $367,000 in additional annual rental revenue and resulting in the extension of each lease term for 10 years from the date of each completed expansion.

Growth in Gross Leasable Area: Achieved 13% year over year growth in gross leasable area, with 21.2 million total rentable square feet as of fiscal yearend.

Commitments to Acquire Property: Entered into agreements to acquire three, brand new, Class A industrial properties under construction as of fiscal yearend and scheduled to close in fiscal 2019 and 2020, totaling approximately 745,000 square feet, including two properties we acquired subsequent to fiscal yearend.

At-The-Market Transaction: Raised an additional $41.0 million in gross proceeds from the issuance of shares of our Series C Preferred Stock through our Preferred Stock ATM Program.

Capital Raising through DRIP: Raised approximately $90.0 million through our Dividend Reinvestment and Stock Purchase Plan (DRIP).

Cost of Debt: Reduced our weighted average interest rate on our fixed rate debt from 4.2% to 4.1%.

Controlled General and Administrative Expense: Managed G&A costs to a very efficient level. G&A, as a percentage of gross revenue, decreased by 8% to 5.8% for fiscal year 2018 and G&A, as a percentage of undepreciated assets, decreased by 4% to 46 basis points for fiscal year 2018.

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Say-on-Pay: Executive Compensation Highlights

At the Annual Meeting, our shareholders will have the opportunity to consider and vote on an advisory say-on-pay proposal, to approve, on an advisory basis the compensation of our Named Executive Officers (NEOs) for the fiscal year ended September 30, 2018, as described more fully in this Proxy Statement. Our executive compensation program is designed to be simple, effective, and link pay to performance, while reflecting the size, scope, and success of Monmouth’s business, as well as the responsibilities of our NEOs. While there are many factors that are considered in evaluating executive compensation, ultimately, we believe that our shareholders strongly value economic performance.

Pay for Performance: Total Shareholder Return

Since the time that Monmouth was founded in 1968, we have delivered consistent and reliable returns for our shareholders. Over the last 10 years, Monmouth has outperformed the MSCI US REIT Index by a wide margin of approximately three times. Our Total Shareholder Return (“TSR”) over the last 10 fiscal years was 302.8%. TSR includes both dividends reinvested and stock price appreciation. Historically, REIT dividends have accounted for approximately 65% of TSR. We believe that it is essential that dividends be factored into evaluating a REIT’s economic performance. Our dividend has proven to be very reliable because our industrial properties are predominantly subject to long-term net leases to investment-grade tenants or their subsidiaries. On October 2, 2017, the first business day of fiscal 2018, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share, representing an annualized dividend rate of $0.68 per share. The 6.3% dividend increase marks our second dividend increase in three years, totaling 13% in dividend increases. We are proud to report that we have maintained or increased our dividend for 27 consecutive years. We are one of the few REITs that maintained its dividend throughout the Global Financial Crisis. We are also one of the few REITs that is paying out a higher per share dividend today than prior to the Global Financial Crisis.

Comparable REITs; Independent Compensation Consultant

In August 2017, our Compensation Committee engaged FPL Associates (FPL), a nationally recognized compensation consulting firm specializing in the REIT industry, to provide additional market-based compensation data and to advise on industry trends and best practices. In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, FPL prepared for the Committee a peer group of REITs with similar total capitalization, ranging between $1.4 billion and $4.0 billion (approximately 0.7x-2.0x Monmouth’s total capitalization at that time), and/or REITs that operate within the industrial REIT sector and with whom we compete for executive employees.

The peer group of comparable REITs (Comparable REITS) identified by FPL are as follows:

Agree Realty Corporation

EastGroup Properties*

Getty Realty Corporation

Hersha Hospitality Trust

LTC Properties, Inc.

Rexford Industrial Realty, Inc.*

STAG Industrial, Inc.*

Terreno Realty Corporation*

TIER REIT, Inc.

Urstadt Biddle Properties Inc.

*Denotes a peer that is in the Industrial sector

FPL compared our aggregate pay and performance to those of our peers over the prior three-year period.  Based upon this analysis, FPL concluded that our aggregate pay ranked at the lowest end of the aggregate pay provided by our peers, and that our performance by Total Shareholder Return was at the highest end of performance of our peers.

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Information about the Comparable REITs is presented here to assist shareholders in evaluating our performance and compensation programs in connection with the Say-On-Pay vote. The Compensation Committee used this data as one tool in considering compensation for our NEOs for compensation decisions beginning in fiscal 2018.

The following charts and tables** illustrate our strong outperformance over the 1, 3, 5 and 10-year periods as compared to the Comparable REITs and the MSCI US REIT Index. Total Return Performance is calculated based on our 2018 fiscal year ending September 30.

10-Year

MNR
MSCI US REIT Index
Comparable REITS
Total Return (%)
350
300
250
200
150
100
50
0
-50
-100
302.76%
183.96%
106.11%
9/30/2008
9/30/2009
9/30/2010
9/30/2011
9/30/2012
9/30/2013
9/30/2014
9/30/2015
9/30/2016
9/30/2017
9/30/2018

	Total Return Performance
	1 Year	3 Year	5 Year	10 Year
MNR	7.79%	98.02%	139.66%	302.76%
Comparable REITs	10.00%	75.29%	91.38%	183.96%
RMS	3.74%	24.99%	54.97%	106.11%

**Source: S&P Global Market Intelligence

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Getting More for Less

While we have outperformed our peers and delivered exceptional results for our shareholders, our Chief Executive Officer’s total compensation for 2018 was less than 50% of the average total compensation of chief executive officers of the Comparable REITs.

2018 Monmouth CEO Total Compensation vs. Average CEO Total Compensation of Comparable REITs*

*The compensation data used for comparison purposes was obtained from the most recent filings for the Comparable REITs.

Additionally, total compensation of the Company’s NEOs fell within the lowest range (25th percentile) within the REIT industry as a whole based upon the 2018 Compensation Survey published by NAREIT.

We continue to efficiently manage our general and administrative expenses. General and administrative expenses, as a percentage of gross revenue, (which includes rental revenue, reimbursement revenue and dividend and interest income), remains low and decreased by 8% to 5.8% for fiscal year 2018. General and administrative expenses, as a percentage of undepreciated assets (which is our total assets excluding accumulated depreciation), also decreased to a very efficient 46 basis points, representing a 4% year over year improvement.

We value the feedback provided by our shareholders. At the Annual Meeting of Shareholders held on May 17, 2018, approximately 92% of votes cast (excluding broker non-votes) were cast in favor of our Say-On-Pay proposal, which we believe affirms that our shareholders support our approach to executive compensation.

We have discussions with many of our shareholders on an ongoing basis regarding various corporate Environmental, Social and Governance (ESG) topics, including executive compensation, and we consider the views of shareholders regarding the design and effectiveness of our executive compensation program. Our Board recommends that our shareholders vote FOR the Say-on-Pay Proposal (Proposal No. 3).

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Corporate Environmental, Social and Governance (ESG) Highlights

Publicly traded since 1968, Monmouth Real Estate Investment Corporation is one of the oldest publicly-traded equity REITs in the world. Our longevity is the direct result of being patient and conservative stewards of capital. Our Board’s decision-making process is guided by an appreciation for all that has been built in the past and a focus on continuing to create sustainable long-term value for Monmouth and its shareholders for many years to come.

Our Board believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Several practices in the chart below are the direct result of such feedback.

Some ESG highlights are as follows:

Board Independence
*

Independent Board: A majority of our Board is independent within the meaning of SEC rules and the listing standards of the New York Stock Exchange. We remain focused on Board composition and refreshment.

*	Independent Board Committees: Our Audit, Compensation and Nominating/Corporate Governance Committees are composed entirely of independent directors.
*	Lead Independent Director: Our Board has identified a lead independent director.
*	Executive Sessions of Independent Directors: Our independent directors meet in executive session at least annually.
*	Financial Expert: Four out of five of our directors serving on our audit committee qualify as “audit committee financial experts” under applicable SEC rules. (SEC rules require that at least one director qualify as an “audit committee financial expert”).
*	Annual Board Self-Evaluation: Our directors engage in annual, individual performance evaluations.

Accessible, Diverse and Engaged Management Team

*	Open Communication: We encourage open communication and strong working relationships among all of our directors, our Chairman and our CEO.
*	Access to management: Our directors have access to management and employees.
*	Diversity in management team: Our key functions are approximately 50% diverse based on gender, race or ethnicity.

Robust Officer and Director Stock Ownership

*

CEO Stock Ownership: Our Chief Executive Officer is required to own Common Shares having a value equal to at least six times his base salary and he is well within compliance of these requirements, currently owning in excess of 2 times the ownership requirement as of fiscal yearend.

*	Named Executive Officer (NEO) Stock Ownership: Effective October 1, 2017, our Named Executive Officers are subject to Stock Ownership Guidelines recommending 2x their base salary.
*	Director Stock Ownership: Effective September 12, 2017, our Independent Directors are subject to Stock Ownership Guidelines recommending 3x their annual cash fee.
*	Substantial Insider Stock Ownership: The aggregate stock ownership of our directors and NEOs as of September 30, 2018 represents approximately 4.49% of our shares, which currently represents the fourth largest block of shareholders behind three institutional investors and helps further align our management’s interests with our shareholders’ interests.
*	NEO Stock Holding Guidelines: Effective October 1, 2017, our Named Executive Officers retain (for a minimum of 24 months) at least 50% of the shares received upon vesting of restricted stock or the exercise of stock options (net of any shares sold or forfeited for payment of exercise price, tax or withholding).
*	Anti-Hedging Policy: We prohibit the purchase or sale of puts, calls, options or other derivative securities based on our securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts.

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Accountability to Shareholders

*

Clawback Policy: Effective October 1, 2017, performance-based compensation to a Named Executive Officer may be recouped if the NEO engaged in fraud or willful misconduct contributing to the need for a material restatement of financial results.

*	No Poison Pill: We do not have a stockholder rights plan.
*	Annual Say-on-Pay: Non-binding votes on executive compensation will take place on an annual basis.
*	Annual Assessment of Compensation: We annually assess our compensation policies to determine whether such policies encourage excessive risk taking.
*	Plurality Plus Voting for Election of Directors: A nominee who does not receive a majority of the votes cast in his or her uncontested election (i.e., more votes “for” than “withheld”) must offer to resign as a director.

Commitment to Environment and Society

*

Sustainability: Our properties incorporate numerous environmentally-friendly features. Our tenants are committed to creating and improving healthy, sustainable communities, reducing waste and emissions, maintaining green workspaces, minimizing their carbon footprint and conserving resources.

*	Diverse and Empowered Workforce: We are committed to diversity and equal opportunity at every level of our workforce. We continually strive to enhance employee satisfaction and engagement.
*	Engagement with Community: Our Company supports our Named Executive Officers and other employees serving on non-profit boards and engaging in charitable activities in the greater community.

FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on March 14, 2019, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., eastern time, on Thursday, May 16, 2019, at our offices at Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2019 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained Okapi Partners LLC (“Okapi”), a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay Okapi a fee of approximately $19,000, plus out-of-pocket expenses. You may contact Okapi at (877)-629-6355.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

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Who can attend the Annual Meeting?

Any of our common shareholders of record as of the close of business on March 14, 2019, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your Common Shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 14, 2019, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

Who may vote?

You may vote if you owned Common Shares at the close of business on March 14, 2019, which is the record date for the Annual Meeting. You are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting for each Common Share that you owned as of the record date. Cumulative voting is not permitted in the election of directors.

What is a quorum for the Annual Meeting?

As of the close of business on March 14, 2019, we had 93,130,830 Common Shares outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

1.	The election of four Class I directors, each to serve until the 2022 annual meeting of shareholders and until his respective successor is duly elected and qualifies;

2.	A proposal to ratify the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019;

3.	A proposal to approve the following resolution (the “Say-on-Pay” proposal):

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Corporation’s Named Executive Officers, as set forth in this Proxy Statement;

and

4.	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

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We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

What are the Board’s recommendations?

The Board recommends a vote:

●	FOR the election of each of the four nominees named in this Proxy Statement for election as a Class I director (Proposal No. 1);

●	FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019 (Proposal No. 2);

●	FOR the approval of the Say-on-Pay proposal (Proposal No. 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast in the election of directors. Any nominee who does not receive a majority of the votes cast in his or her uncontested election (more votes “for” than affirmatively “withheld”) must offer to resign as a director. The Nominating and Corporate Governance Committee of our Board must consider the offer of resignation and recommend to our Board whether to accept the director’s offer to resign. The nominee may not participate in the deliberation or determination regarding accepting or rejecting his or her offer to resign.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019 requires the affirmative vote of a majority of the votes cast on the proposal.

Proposal 3: Approval of the Say-on-Pay proposal requires the affirmative vote of a majority of the votes cast on the proposal.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal No. 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal No. 1 (Election of Directors), or Proposal No. 3 (Say-on-Pay) without specific instructions from you. If you instruct your proxy or broker to “abstain” on any matter, it will have no effect on the approval of any of the matters to be considered at the Annual Meeting.

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How do I vote?

If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your Common Shares are held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your Common Shares.

If your Common Shares are held of record in your name, there are three ways for you to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 15, 2019. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive. If you authorize a proxy by telephone or on the Internet, you do not have to return your Proxy Card.

●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – All shareholders of record may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you mail us your properly completed and signed Proxy Card or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify and the persons named as your proxies will vote in their discretion on any other matters properly brought before the Annual Meeting. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the approval of the Say-on-Pay proposal; and in their discretion on any additional matters properly brought before the Annual Meeting.

If your Common Shares are held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your Common Shares describing how to provide voting instructions.

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Can I revoke my proxy?

Yes, if your Common Shares are held in your name, you can revoke your proxy at any time before it is exercised at the Annual Meeting by:

●	Filing written notice of revocation before our Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly executed proxy. If your Common Shares are held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your Common Shares regarding how to revoke your instructions.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Four Class I directors are up for election at the Annual Meeting, to serve until our annual meeting of shareholders in 2022 and until their successors are duly elected and qualify. The four nominees for election as Class I directors are set forth on the following pages. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by our Board of Directors. As of the date of this Proxy Statement, our Board of Directors is not aware of any other individual who may properly be nominated for election as a Class I director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. The nominees listed below are currently each serving as a director of the Company and each has consented, if elected as a director, to serve until his term expires.

Our Board of Directors currently consists of thirteen directors, four of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualify.

[Information Regarding Director Nominees are on the Following Page]

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INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the four Class I Director nominees during the last five years has been furnished to us by such nominee:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Daniel D. Cronheim	64	Director. Attorney at Law (1979 to present). Certified Property Manager (2010 to present) from Institute of Real Estate Management (“IREM”). President (2000 to present) of David Cronheim Mortgage Corp., a privately-owned real estate investment bank. Executive Vice President (1997 to present) of Cronheim Management Services, Inc., a real estate management firm. Executive Committee (2012 to present), Secretary-Treasurer (2013-2015), Vice-President (2015-2016), and President (2016- 2018) of IREM Chapter One (New Jersey). Member and instructor of the New Jersey State Bar Association Land Use Committee (2014 to present) and Legislative subcommittee chair (2018 to present). Mr. Cronheim’s extensive experience in real estate management and the mortgage industry is the primary reason, among others, why Mr. Cronheim was selected to serve on our Board.	1989
Kevin S. Miller	49	Chief Financial Officer (July 2012 to present) and Chief Accounting Officer (May 2012 to present) and Executive Director. Certified Public Accountant. Assistant Controller and Assistant Vice-President (2005 to May 2012) of Forest City Ratner, a real estate developer, owner and operator and a former wholly-owned subsidiary of a publicly-held company, Forest City Realty Trust, Inc. Mr. Miller’s extensive experience in accounting, finance and the real estate industry is the primary reason, among others, why Mr. Miller was selected to serve on our Board.	2017
Gregory T. Otto	30	Independent Director. Maritime Professional (2011 to present) with experiences in commerce, maritime security, and intermodal logistics. Consultant for Entegra Systems (2018 to present), focused on maritime business and security services. Port Operations Coordinator and Merchant Marine Deck Officer for Maersk Line (2011 to 2014). Lieutenant in the U.S. Naval Reserves (2011 to present), specializing in maritime intelligence. Mr. Otto’s experience in commerce, global markets, and intermodal logistics is the primary reason, among others, why Mr. Otto was selected to serve on our Board.	2017

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Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Scott L. Robinson	48	Independent Director. Managing Director, Oberon Securities (2013 to Present); Clinical Professor of Finance and Director of The REIT Center at New York University (2008 to Present); Managing Partner, Cadence Capital Group (2009 to 2013); Vice President, Citigroup (2006 to 2008); Senior REIT and CMBS analyst (1998 to 2006), Standard & Poor’s. Mr. Robinson’s extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Robinson was selected to serve on our Board.	2005

Vote Required:

At the Annual Meeting, our shareholders will be requested to elect four Class I Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee. Any nominee who does not receive a majority of the votes cast in his or her uncontested election (more votes “for” than “withheld”) must offer to resign as a director. The Nominating and Corporate Governance Committee of our Board must consider the offer of resignation and recommend to our Board whether to accept the director’s offer to resign. The nominee may not participate in the deliberation or determination regarding accepting or rejecting his or her offer to resign.

Board Recommendation:

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE

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INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class II Directors with Terms Expiring in 2020

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Kiernan Conway	56	Independent Director. Director of Research and Corporate Engagement of the Alabama Center for Real Estate, and Chief Economist of the CCIM (Certified Commercial Investment Member) Institute (2017-present). Prior Senior Vice-President of Credit Risk Management for Sun Trust in Atlanta, GA (2014-2017). U.S. Chief Economist for Colliers International (2010-2014). Prior affiliations with Federal Reserve in Atlanta, GA, South Trust Bank, Cushman and Wakefield, Equitable Real Estate, Wells Fargo Bank and Deloitte and Touche. Mr. Conway’s extensive experience as an economist with expertise in real estate, real estate finance and logistics are the primary reasons, among others, why Mr. Conway was selected to serve on our Board.	2018
Brian H. Haimm	49	Lead Independent Director. Chief Financial Officer and Chief Operating Officer (2006 to present) of Ascend Capital Group International, LLC, a private equity firm. Mr. Haimm’s extensive experience in accounting, finance and the real estate industry is the primary reason, among others, why Mr. Haimm was selected to serve on our Board.	2013
Neal Herstik	60	Independent Director. Attorney at Law, Gross, Truss & Herstik, PC (1997 to present). Mr. Herstik’s extensive legal experience and experience in the real estate industry is the primary reason, among others, why Mr. Herstik was selected to serve on our Board.	2004
Matthew I. Hirsch	59	Independent Director. Attorney at Law (1985 to present), Law Office of Matthew I. Hirsch; Adjunct Professor of Law, Delaware Law School of Widener University (1993 to present). For UMH Properties, Inc. (UMH), a related company, Director (2013 to present). Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry is the primary reason, among others, why Mr. Hirsch was selected to serve on our Board.	2000
Stephen B. Wolgin	64	Independent Director. Managing Director of U.S. Real Estate Advisors, Inc. (2000 to present), a real estate advisory services group based in New Jersey. Prior Partner with the Logan Asset Backed Fund, LP (2007 to 2017). Prior affiliations with J.P. Morgan, Odyssey Associates, The Prudential Realty Group, Standard & Poor’s Corporation, and Grubb and Ellis. For UMH Properties, Inc., a related company, Director (2007 to present). Mr. Wolgin’s extensive experience in real estate finance and investment are the primary reasons, among others, why Mr. Wolgin was selected to serve on our Board.	2003

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Class III Directors with Terms Expiring in 2021

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Catherine B. Elflein	58	Independent Director. Certified Public Accountant. Senior Director – Risk Management (2006 to present) at Celgene Corporation, a biopharmaceutical company; Controller of Captive Insurance Companies (2004 to 2006) and Director – Treasury Operations (1998 to 2004) at Celanese Corporation. Ms. Elflein’s extensive experience in accounting, finance and risk management is the primary reason, among others, why Ms. Elflein was selected to serve on our Board.	2007
Eugene W. Landy	85	Founder and Chairman of the Board (1968 to present), and Executive Director. President and Chief Executive Officer (1968 to April 2013). Attorney at Law. Chairman of the Board (1995 to present). For UMH Properties, Inc., a related company, Founder and Chairman of the Board (1969 to present), and President (1969 to 1995). As our Founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy was selected to serve on our Board.	1968
Michael P. Landy	57

President and Chief Executive Officer (April 2013 to present) and Executive Director. Chief Operating Officer (2011 to April 2013), Executive Vice President (2009 to 2010), Executive Vice President-Investments (2006 to 2009), and Vice President-Investments (2001 to 2006). Member of New York University’s REIT Center Board of Advisors (2013 to present). Member of Nareit’s Advisory Board of Governors (2018 to present).

For UMH Properties, Inc., a related company, Director (2011 to present).

Mr. Landy’s role as our President and Chief Executive Officer and extensive experience in real estate finance, investment, capital markets and operations management are the primary reasons, among others, why Mr. Landy was selected to serve on our Board.

			2007
Samuel A. Landy	58	Director. Attorney at Law. For UMH Properties, Inc., a related company, President and Chief Executive Officer (1995 to present), Vice President (1991 to 1995) and Director (1992 to present). Mr. Landy’s extensive experience in real estate investment and REIT leadership is the primary reason, among others, why Mr. Landy was selected to serve on our Board.	1989

Five of our directors are also directors of UMH, a publicly-owned affiliate of the Company, which primarily engages in manufactured housing related real estate transactions.

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Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since
Allison Nagelberg	54

General Counsel (2000 to present). Attorney at Law (1989 to present). Ms. Nagelberg also has a Master of Business Administration in Finance. Ms. Nagelberg is a member of the Rutgers Center for Real Estate Advisory Board (2017 to present).

			N/A

CORPORATE GOVERNANCE, ESG AND BOARD MATTERS

Publicly traded since 1968, Monmouth Real Estate Investment Corporation is one of the oldest publicly traded equity REITs in the world. Our longevity is the direct result of being patient and conservative stewards of capital. The Board’s decision-making process is guided by an appreciation for all that has been built in the past and a focus on continuing to create sustainable long-term value for Monmouth and its shareholders for many years to come.

We are committed to maintaining sound corporate governance principles, including robust ESG policies. The Board of Directors periodically updates and approves formal Corporate Governance Guidelines that address the qualifications and responsibilities of directors, director independence, committee structure and responsibilities, and interactions with management, among other matters. The Corporate Governance Guidelines are available on our website at www.mreic.reit. Together with our charter and bylaws and the charters of the Board’s committees, the Corporate Governance Guidelines provide the framework for the governance of the Company.

“Good Corporate Governance”

The goal of good corporate governance practices is fundamentally to ensure that we are maximizing shareholder value. As highlighted throughout this Proxy Statement, we have adopted numerous good corporate governance and ESG policies and procedures. We believe that the quality of any company’s corporate governance practices cannot properly be measured with a “one size fits all” approach. A fair analysis of the effectiveness of a company’s corporate governance should appropriately take into account long-term economic performance and total shareholder return. This is especially true for a company that operates within the real estate industry. Real estate is a cyclical asset class with average cycles measuring seven to ten years in length. Therefore, in order to be most effectively governed and managed, a focus on building long-term value is critical. We believe that it is essential that dividends be factored into evaluating a REIT’s economic performance. Our dividend has proven to be very reliable because our industrial properties are predominantly subject to long-term net leases to investment-grade tenants or their subsidiaries. On October 2, 2017, the first day of fiscal 2018, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share, representing an annualized dividend rate of $0.68 per share. The 6.3% dividend increase marks our second dividend increase in three years, totaling 13% in dividend increases. We are proud to report that we have maintained or increased our dividend for 27 consecutive years. We are one of the few REITs that maintained our dividend throughout the Global Financial Crisis. We are also one of the few REITs that is paying out a higher per share dividend today than prior to the Global Financial Crisis.

During the 12-year period ended December 31, 2018, we delivered to our shareholders a total return of approximately 219% and our total shareholder return over the period outperformed both the S&P 500 by a wide margin of approximately 2 times and the MSCI US REIT Index by a wide margin of over 3 times.

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12-Year

MNR
S&P 500
MSCI US REIT Index
Total Return (%)
350
300
250
200
150
100
50
0
-50
-100
218.58%
127.99%
62.77%
12/31/2006
12/31/2007
12/31/2008
12/31/2009
12/31/2010
12/31/2011
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
12/31/2018

Source: S&P Global Market Intelligence

Substantial Insider Ownership: Management’s Interests are Aligned with Shareholder Interests

The aggregate stock ownership of our Directors and Named Executive Officers represents more than 4% of our outstanding Common Shares as of the end of fiscal 2018, and currently represents the fourth largest block of shareholders behind three institutional investors and helps align our management’s interests with our shareholders’ interests.

Board Leadership Structure and Role in Risk Oversight

From our inception in 1968 through April 2013, the positions of Chief Executive Officer and Chairman of the Board of Directors were combined. For more than forty years, both positions were held by Eugene W. Landy. Effective April 9, 2013, as part of the Board’s succession planning strategy, Michael P. Landy was elected as our President and Chief Executive Officer. Michael P. Landy, who has been with the Company since 2001 and served as a director since 2007 and our Chief Operating Officer since 2011, continues to serve as a member of our Board of Directors. Eugene W. Landy continues to serve as Chairman of the Board of Directors. The Board of Directors has selected a Lead Independent Director, Brian H. Haimm, to preside at executive sessions of the independent directors. The Board reviews the structure of the Board and Company leadership as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees our enterprise-wide approach to the major risks facing Monmouth and oversees our policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and our risk management processes. The Board also considers risk in evaluating our strategy. The Board’s responsibilities include reviewing our practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to Monmouth. The Audit Committee reviews our financial and compliance risks and major legislative and regulatory developments which could materially impact Monmouth. The Compensation Committee oversees management’s assessment of whether our compensation structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on Monmouth. The Nominating and Corporate Governance Committee oversees management’s assessment of whether our governance structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on Monmouth.

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Board Independence

Our Corporate Governance Guidelines include specific director independence standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships between Monmouth and each of its directors, including information provided to Monmouth by the directors. Based upon its review, the Board of Directors has determined that eight of its directors are independent, consistent with the Corporate Governance Guidelines. The eight independent directors are Kiernan Conway, Catherine B. Elflein, Brian H. Haimm, Neal Herstik, Matthew I. Hirsch, Gregory T. Otto, Scott L. Robinson and Stephen B. Wolgin. The Corporate Governance Guidelines, which incorporate the NYSE’s director independence standards, are available at our website located at www.mreic.reit and are available in print upon request.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year and each of the directors attended 100% of the meetings. Our policy is that no director should attend fewer than 75% of the meetings of the Board of Directors and of meetings of the committees on which he or she served. We do not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Four directors attended our 2018 Annual Meeting of Shareholders.

We have a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of these committees is composed exclusively of independent directors.

Name	Age as of record date	Director Since (Calendar year)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Kiernan Conway	56	2018
Daniel D. Cronheim	64	1989
Catherine B. Elflein	58	2007
Brian H. Haimm Lead Independent Director	49	2013
Neal Herstik	60	2004
Matthew I. Hirsch	59	2000
Eugene W. Landy Chairman of the Board	85	1968
Michael P. Landy Chief Executive Officer	57	2007
Samuel A. Landy	58	1989
Kevin S. Miller Chief Financial & Accounting Officer	49	2017
Gregory T. Otto	30	2017
Scott L. Robinson	48	2005
Stephen B. Wolgin	64	2003
				Chair	Member

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Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of our independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding our accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report, which is included in our annual proxy statements. The Audit Committee had four meetings during the fiscal year ended September 30, 2018, including an executive session with the independent auditors, which management did not attend. The Audit Committee operates under the Audit Committee Charter which is available on our website at www.mreic.reit.

The current members of our Audit Committee are Catherine B. Elflein, Brian H. Haimm (who serves as Chairman of the Audit Committee), Matthew I. Hirsch, Scott L. Robinson, and Stephen B. Wolgin. The Board has determined that the members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE, and that each of them is able to read and understand fundamental financial statements and is “financially literate” within the meaning of the rules of the NYSE. The Board has also determined that Catherine B. Elflein, Brian H. Haimm, Scott L. Robinson and Stephen B. Wolgin are “audit committee financial experts” within the meaning of the rules of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the Chief Executive Officer’s and other Named Executive Officers’ performance in light of our goals and objectives and determining the Chief Executive Officer’s and other Named Executive Officers’ compensation, which includes base salary and bonus; and (2) administering our Amended and Restated 2007 Incentive Award Plan (Incentive Award Plan), which was approved at our Annual Meeting held on May 17, 2018. The Compensation Committee had two meetings during the fiscal year ended September 30, 2018. The current members of the Compensation Committee are Brian H. Haimm (who serves as the Chairman of the Compensation Committee), Matthew I. Hirsch and Gregory T. Otto. The Board has determined that the members of the Compensation Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found at our website at www.mreic.reit.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies, considers and recommends candidates to serve as members of the Board and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Governance Committee had one meeting during the fiscal year ended September 30, 2018. The current members of the Nominating and Corporate Governance Committee are Matthew I. Hirsch (who serves as the Chairman of the Nominating and Corporate Governance Committee), Gregory T. Otto and Stephen B. Wolgin. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Governance Committee operates under the Nominating and Corporate Governance Committee Charter which can be found at our website at www.mreic.reit.

One of the principal functions of the Nominating and Corporate Governance Committee is to review and recommend candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder, and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for information about how to submit candidates and otherwise communicate with our Nominating and Corporate Governance Committee.

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The Nominating and Corporate Governance Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Governance Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Governance Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Governance Committee considers real estate expertise, diversity of background and personal experience, among other skills and qualifications, in identifying director candidates. Diversity and Board tenure are also considered in identifying nominees and director refreshment is encouraged by the Nominating and Corporate Governance Committee. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating and Corporate Governance Committee by the Committee Chairman. The Nominating and Corporate Governance Committee will then prioritize the candidates and determine if the Nominating and Corporate Governance Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Governance Committee, the President and Chief Executive Officer and Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Governance Committee for final evaluation. The Nominating and Corporate Governance Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Governance Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meetings

Our independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such additional times as they may deem appropriate. Any independent director may call an executive session of independent directors at any time. The independent directors had one meeting during the fiscal year ended September 30, 2018. The Board of Directors has selected a Lead Independent Director, Brian H. Haimm, to preside at executive sessions of the independent directors.

Shareholder Communications

We believe that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact our Board of Directors or any Committee may do so by writing to: Board of Directors, c/o Secretary, Monmouth Real Estate Investment Corporation, 3499 Route 9 North, Suite 3-D, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the Board or of the appropriate Committee depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may have direct communications solely to our independent directors by addressing such communications to the independent directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by us regarding accounting, internal accounting controls or auditing matters and for the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairman of the Audit Committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and our employees, including our principal executive officer and our principal financial officer. This code is posted on our website at www.mreic.reit. During fiscal 2018 and through the date of this Proxy Statement, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

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Anti-Hedging Policy

We consider it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own our securities without the full risks and rewards of ownership, potentially separate the holders’ interests from those of other shareholders. Therefore, we prohibit the purchase or sale of puts, calls, options or other derivative securities based on our securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted on our website at www.mreic.reit.

As of the date of this Proxy Statement, to the best of our knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

Clawback Policy

In October 2017, the Compensation Committee adopted a clawback policy that provides that, in the event of a material restatement of our financial results, other than a restatement caused by a change in applicable accounting rules or interpretations, the Committee will review the performance-based compensation of our Named Executive Officers, as defined in our Proxy Statement from year to year, for the three years prior to such material restatement. If the Committee determines that the amount of any performance-based compensation actually paid or awarded to a Named Executive Officer (Awarded Compensation) would have been lower if it had been calculated based on such restated financial statements (Actual Compensation) and that such executive officer engaged in actual fraud or willful unlawful misconduct that materially contributed to the need for the restatement, then the Committee may direct Monmouth to recoup the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation for the Named Executive Officers. The Committee has absolute discretion to administer and interpret this policy in Monmouth’s best interests.

Stock Ownership Guidelines for CEO, NEOs and Directors, and Stock Holding Guidelines

In order to encourage our directors and Named Executive Officers (NEO) to retain investments in Monmouth and help further align their interests with the interests of our stockholders, the Committee has adopted stock ownership guidelines applicable to our directors, our Chief Executive Officer and our other Named Executive Officers, recommending that they hold the following amounts of our stock:

Position	Stock Ownership Guideline
Chief Executive Officer	6x base salary
Other NEOs	2x base salary
Director	3x annual cash fee
All NEOs	50% of net shares received upon exercise/vesting of equity awards (24 month holding period)

For purposes of determining compliance with these ownership guidelines (other than the holding period for vested equity compensation), the value of each director’s or officer’s stock holdings will be calculated based on the closing price of a share of our common stock on the last trading day of our fiscal year, which was $16.72 on September 28, 2018. Shares owned by a director or officer include: shares owned outright by the director or officer or by his or her immediate family members residing in the same household; shares held in trust or under a similar arrangement for the economic benefit of the director or officer; restricted or unrestricted stock issued as part of the director or officer’s compensation, whether or not vested; shares acquired upon option exercise that the director or executive officer continues to own; and shares held for the director or executive officer’s account in a 401(k) or other retirement plan.

Our Chief Executive Officer Stock Ownership Policy was adopted in September 2015. As of September 30, 2018, Mr. Michael P. Landy, our President and Chief Executive Officer, owned stock valued at more than 13x his base salary and which is also more than 2x our CEO stock ownership requirement. Our Director Stock Ownership policy was adopted effective September 12, 2017, and our other stock ownership policies were adopted effective October 1, 2017.

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The aggregate stock ownership of Monmouth’s directors and officers represents approximately 4.49% of our outstanding common stock, which currently represents the fourth largest block of shareholders behind three institutional investors and helps align our managements’ interests with our shareholders’ interests.

Environmental Risks and Impact of Climate Change

We are mindful that our property portfolio may be impacted by environmental and climate change risks, including electricity, fuel and water consumption, waste disposal and greenhouse gas emissions. We are committed to acting on opportunities to enhance our property portfolio. Sustainable design and planning are considered, where feasible, during the decision-making process in the acquisition and upgrading of properties. Relevant environmental assessments are conducted. Our Property Management Department works closely with our tenants to address these issues, as applicable. Our Commitment to Environment and Society affirms, among other things: our focus on investing in buildings with sustainable features; reduction of our environmental footprint; compliance with applicable environmental laws; and efficient property management.

Commitment to Society

We are committed to diversity and equal opportunity at every level of our workforce. We prioritize the satisfaction of our employees, tenants, and stakeholders, many of whom have a long-term relationship with our Company. Our Commitment to Environment and Society includes, among other things: our intolerance of harassment or discrimination of any kind; our intolerance of bribery or corruption; compliance with applicable labor and employment laws; our commitment to community activities and charitable giving; and the value that we place on respect for human rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of our equity securities as of March 14, 2019, by:

●	each person known by the Company to beneficially own more than five percent of our outstanding Common Shares;
●	our directors;
●	our Named Executive Officers; and
●	all of our Executive Officers and directors as a group.

Unless otherwise indicated, the address of the person or persons named below is c/o Monmouth Real Estate Investment Corporation, Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, New Jersey 07728. In determining the number and percentage of Common Shares and Series C Preferred Shares beneficially owned by each person, shares that may be acquired by that person under options exercisable within sixty (60) days of March 14, 2019 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other shareholders.

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	Common Shares		Series C Preferred Shares
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Common Shares Outstanding (2)	Amount and Nature of Beneficial Ownership (1)	Percentage of Preferred Shares Outstanding (2)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355 (3)	8,840,507	9.49%
BlackRock Inc. 40 East 52nd Street New York, NY 10022 (4)	8,336,117	8.95%
Wasatch Advisors 505 Wakara Way Salt Lake City, UT 84108 (5)	7,785,740	8.36%
Kiernan Conway	165	*
Daniel D. Cronheim (6)	173,856	*
Catherine B. Elflein (7)	16,087	*
Brian H. Haimm (8)	15,586	*
Neal Herstik (9)	21,162	*	2,800	*
Matthew I. Hirsch (10)	78,887	*
Eugene W. Landy (11)	2,114,708	2.26%
Michael P. Landy (12)	672,267	*
Samuel A. Landy (13)	353,215	*
Kevin S. Miller (14)	86,019	*
Allison Nagelberg (15)	116,430	*
Gregory T. Otto (16)	1,003	*
Scott L. Robinson (17)	8,798	*
Katie Rytter (18)	29,536	*	370	*
Stephen B. Wolgin (19)	75,827	*	14,013	*
Directors and Executive Officers as a group	3,763,546	4.02%	17,183	*

*Less than 1%.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Common Shares listed.

(2)	Based on the number of Common Shares outstanding on March 14, 2019, which was 93,130,830 and 11,738,619 shares of our 6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (“Series C Preferred Shares”) outstanding on March 14, 2019.

(3)	Based on Schedule 13G/A filed with the SEC on February 11, 2019, The Vanguard Group, Inc. owns 8,840,507 Common Shares as of December 31, 2018. The Vanguard Group has sole dispositive power over 8,635,394 Common Shares and sole voting power over 178,610 Common Shares. The Vanguard Group has shared dispositive power over 205,113 Common Shares and shared voting power over 112,101 Common Shares.

(4)	Based on Schedule 13G/A filed with the SEC on February 5, 2019, BlackRock, Inc. owns 8,336,117 Common Shares as of December 31, 2018. BlackRock has sole dispositive power over 8,336,117 Common Shares and sole voting power over 7,871,761 Common Shares.

(5)	Based on Schedule 13G filed with the SEC on February 14, 2019, Wasatch Advisors owns 7,785,740 Common Shares as of December 31, 2018. Wasatch has sole dispositive power over 7,785,740 Common Shares and sole voting power over 7,785,740 Common Shares.

(6)	Includes (a) 1,325 shares of unvested restricted stock; (b) 80,000 Common Shares held in a trust for Mr. Cronheim’s two minor family members, to which he has sole dispositive and voting power; and (c) 79,499 Common Shares pledged in a margin account.

(7)	Includes (a) 1,325 shares of unvested restricted stock; and (b) 6,960 Common Shares owned jointly with Ms. Elflein’s husband.

(8)	Includes 1,325 shares of unvested restricted stock.

(9)	Includes (a) 1,325 shares of unvested restricted stock and (b) 1,600 Common Shares owned by Mr. Herstik’s wife. As of March 14, 2019, Mr. Herstik also owned 2,400 of the Company’s 6.125% Series C Preferred Stock and 400 shares of the Company’s 6.125% Series C Preferred Stock are owned by the Gross, Truss & Herstik Profit Sharing Plan, over which Mr. Hertsik has shared voting power and shared dispositive power.

(10)	Includes 1,325 shares of unvested restricted stock; and (b) 3,109 Common Shares owned by Mr. Hirsch’s wife.

(11)	Includes (a) 30,445 shares of unvested restricted stock; (b) 97,914 Common Shares owned by Mr. Eugene Landy’s wife; (c) 217,427 Common Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; (d) 184,294 Common Shares held in the Landy & Landy Employees’ Pension Plan over which Mr. Landy has shared voting and dispositive power; (e) 13,048 Common Shares held in Landy Investments Ltd., over which Mr. Landy has shared voting and dispositive power; (f) 179,405 Common Shares held in the Eugene W. and Gloria Landy Family Foundation, a charitable trust, over which Mr. Landy has shared voting and dispositive power; (g) 39,361 Common Shares held by Juniper Plaza Associates, over which Mr. Landy has shared voting and dispositive power; (h) 29,527 Common Shares held by Windsor Industrial Park Associates, over which Mr. Landy has shared voting and dispositive power; (i) 521,451 Common Shares pledged in a margin account; and (j) 409,017 Common Shares pledged as security for loans. Includes 455,000 Common Shares issuable upon the exercise of stock options that are exercisable within 60 days of March 14, 2019. Excludes 65,000 Common Shares issuable upon the exercise of a stock option not exercisable within 60 days of March 14, 2019.

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(12)	Includes (a) 44,388 shares of unvested restricted stock; (b) 36,356 Common Shares owned by Mr. Michael Landy’s wife; (c) 171,657 Common Shares held in custodial accounts for Mr. Landy’s children under the New Jersey Uniform Transfer to Minors Act; (d) 53,000 Common Shares held by EWL Grandchildren Fund, LLC, over which Mr. Landy has shared voting power and shared dispositive power; (e) 25,976 Common Shares held in the UMH 401(k) Plan for Mr. Landy’s benefit; and (f) 157,650 Common Shares pledged in a margin account. Excludes 65,000 Common Shares issuable upon the exercise of a stock option not exercisable within 60 days of March 14, 2019.

(13)	Includes (a) 1,325 shares of unvested restricted stock; (b) 25,021 Common Shares owned by Mr. Samuel Landy’s wife; (c) 22,379 Common Shares held by the Samuel Landy Family Limited Partnership, over which Mr. Landy has shared voting power and shared dispositive power; (d) 53,000 Common Shares held in EWL Grandchildren Fund, LLC, over which Mr. Landy has shared voting power and shared dispositive power; (e) 40,764 Common Shares pledged in a margin account; (f) 181,454 Common Shares pledged as security for a loan; and (g) 71,660 Common Shares held in the UMH 401(k) Plan for Mr. Landy’s benefit. As a co-trustee of the UMH 401(k) Plan, Mr. Landy has shared voting power, but no dispositive power, over the 193,634 Common Shares held in the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 71,660 Common Shares held by the UMH 401(k) Plan for his benefit.

(14)	Includes (a) 8,152 shares of unvested restricted stock; and (b) 1,520 Common Shares held in the UMH 401(k) Plan for Mr. Miller’s benefit; and (c) 40,000 Common Shares issuable upon the exercise of a stock option that is exercisable within 60 days of March 14, 2019. Excludes 55,000 Common Shares issuable upon the exercise of a stock option not exercisable within 60 days of March 14, 2019.

(15)	Includes (a) 2,385 shares of unvested restricted stock; (b) 3,665 Common Shares owned by Ms. Nagelberg’s husband; (c) 1,805 Common Shares held in custodial accounts for Ms. Nagelberg’s children under the New Jersey Uniform Transfers to Minors Act with respect to which she has sole dispositive and voting power; (d) 14,271 Common Shares held in the UMH 401(k) Plan for Ms. Nagelberg’s benefit; and (e) 30,000 Common Shares issuable upon the exercise of a stock option that is exercisable within 60 days of March 14, 2019. Excludes 45,000 Common Shares issuable upon the exercise of a stock option not exercisable within 60 days of March 14, 2019.

(16)	Includes 600 shares pledged in a margin account.

(17)	Includes 1,325 shares of unvested restricted stock.

(18)	Includes (a) 954 shares of unvested restricted stock; (b) 442 Common Shares held in custodial accounts for Ms. Rytter’s son and nephew; and (c) 1,042 Common Shares held in the UMH 401(k) Plan for Ms. Rytter’s benefit; and (d) 20,000 Common Shares issuable upon the exercise of a stock option that is exercisable within 60 days of March 14, 2019. Excludes 30,000 Common Shares issuable upon the exercise of a stock option not exercisable within 60 days of March 14, 2019. Ms. Rytter’s husband also owns 370 shares of the Company’s 6.125% Series C Preferred Stock.

(19)	Includes (a) 1,325 shares of unvested restricted stock; and (b) 4,280 Common Shares owned by Mr. Wolgin’s wife. As of March 14, 2019, Mr. Wolgin also owned 12,013 shares of the Company’s 6.125% Series C Preferred Stock and Mr. Wolgin’s wife owns 2,000 shares of the Company’s 6.125% Series C Preferred Stock.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the Annual Meeting, our common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as our independent registered public accounting firm for the fiscal year ending September 30, 2019. Our charter and bylaws do not require that our shareholders ratify the appointment of PKF as our independent registered public accounting firm. We are asking our common shareholders to ratify this appointment as a matter of good corporate practice. If our common shareholders do not ratify the appointment of PKF, our Audit Committee will reconsider whether to retain PKF as our independent registered public accounting firm but may determine to do so. Even if the appointment of PKF is ratified by our common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in our best interests. We expect a representative of PKF to be present at our Annual Meeting, to make a statement if he or she desires to do so and to respond to appropriate questions.

Vote Required:

A majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to ratify the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

Board Recommendation:

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2019

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board of Directors”) of Monmouth Real Estate Investment Corporation (the “Company”) operates under a written charter, which was amended in January 2013. The amended charter is available on the Company’s website at www.mreic.reit.

The Company has an Audit Committee consisting of five “independent” directors, as defined by the listing standards of the New York Stock Exchange. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended September 30, 2018.

We have discussed with the independent registered public accounting firm the matters required to be discussed under Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2018.

Audit Committee:

Catherine B. Elflein

Brian H. Haimm (Chairman)

Matthew I. Hirsch

Scott L. Robinson

Stephen B. Wolgin

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Fees Billed by Independent Registered Public Accounting Firm

PKF O’Connor Davies, LLP served as our independent registered public accountants for the years ended September 30, 2018 and 2017. A representative from PKF is expected to be present at the Annual Meeting in order to be available to respond to possible inquiries from shareholders.

The following are fees billed by and accrued to PKF in connection with services rendered for the fiscal years ended September 30, 2018 and 2017:

	2018	2017
Audit Fees	$224,900	$217,000
Audit Related Fees	31,100	40,300
Tax Fees	51,400	49,500
All Other Fees	-0-	-0-
Total Fees	$307,400	$306,800

Audit fees include professional services rendered for the audit of our annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in our quarterly reports on Form 10-Q.

Audit related fees include services that are normally provided by our independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of our federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

All of the services performed by PKF for the Company during fiscal 2018 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by our principal independent accountants. The policy requires that all services provided by our independent registered public accountants to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF’s independence.

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PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our Named Executive Officers in fiscal 2018 as described in the “Compensation Discussion and Analysis” set forth in this proxy statement, including the compensation tables and the narrative disclosures that accompany those tables.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead Monmouth. Our current equity compensation plan, or Incentive Award Plan, has been the primary vehicle for providing long-term incentive compensation to our Named Executive Officers. Executive compensation has been voted upon previously and approved by our shareholders.

The following table highlights important aspects of our executive compensation program, which promote good governance and serve the interests of our shareholders.

Highlights
Cash bonus program for Chairman and CEO tied to objective financial performance goals
Total executive compensation for our Named Executive Officers is within the lowest range (25th percentile) within the REIT industry for REITS with comparable data based upon the 2018 Compensation Survey published by NAREIT.
Clawback policy effective October 1, 2017
Robust stock ownership guidelines:
● CEO: 6x base salary (effective September 17, 2015)
● Other Named Executive Officers: 2x base salary (effective October 1, 2017)
● Directors: 3x annual cash fee (effective September 12, 2017)
● Named Executive Officers retain (for a minimum of 24 months) at least 50% of the shares received upon vesting of restricted stock or the exercise of stock options (net of any shares sold or forfeited for payment of exercise price, tax or withholding) (effective October 1, 2017)
Annual say-on-pay vote
Compensation Committee has considered the report of an independent compensation consultant
No excessive perquisites or other benefits
No repricing or buyout of stock options
No excise tax gross-ups
Average total Director compensation is approximately half of the average total director compensation of Comparable REITs (as defined below)

Pay for Performance: Total Shareholder Return

Since 1968, Monmouth has delivered consistent and reliable returns for its shareholders. Over the last 10 fiscal years, Monmouth has outperformed the MSCI US REIT Index by a wide margin of approximately three times. Our total shareholder return (“TSR”) over the last 10 fiscal years was 302.8%. TSR includes both dividends reinvested and stock price appreciation. Historically, REIT dividends have accounted for approximately 65% of total shareholder return. We believe that it is essential that dividends be factored into evaluating a REIT’s economic performance. Our dividend has proven to be very reliable because our industrial properties are predominantly subject to long-term net leases to investment-grade tenants or their subsidiaries. On October 2, 2017, the first day of fiscal 2018, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share, representing an annualized dividend rate of $0.68 per share. The 6.3% dividend increase marks our second dividend increase in three years, totaling 13% in dividend increases. We are proud to report that we have maintained or increased our dividend for 27 consecutive years. We are one of the few REITs that maintained our dividend throughout the Global Financial Crisis. We are also one of the few REITs that is paying out a higher per share dividend today than prior to the Global Financial Crisis.

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Comparable REITs: Independent Compensation Consultant

Engagement of Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain the services of an executive compensation advisor, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The Committee did not retain a compensation consultant for prior years because the Committee determined that the Survey and other information available to it provided comprehensive information regarding executive compensation levels and structure.  In August 2017, the Committee engaged FPL Associates (FPL), a nationally recognized compensation consulting firm specializing in the REIT industry, to provide additional market-based compensation data and to advise on industry trends and best practices. In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, FPL prepared for the Committee a peer group of REITs with similar total capitalization, ranging between $1.4 billion and $4.0 billion (approximately 0.7x-2.0x Monmouth’s total capitalization at that time), and/or REITs that operate within the industrial REIT sector and with whom we compete for executive employees.

The peer group of comparable REITs (Comparable REITS) identified by FPL are as follows:

Agree Realty Corporation

EastGroup Properties*

Getty Realty Corporation

Hersha Hospitality Trust

LTC Properties, Inc.

Rexford Industrial Realty, Inc.*

STAG Industrial, Inc.*

Terreno Realty Corporation*

TIER REIT, Inc.

Urstadt Biddle Properties Inc.

*Denotes a peer that is in the Industrial sector

FPL compared our aggregate pay and performance to those of our peers over the prior three-year period.  Based upon this analysis, FPL concluded that our aggregate pay ranked at the lowest end of the aggregate pay provided by our peers, and that our performance by Total Shareholder Return was at the highest end of performance of our peers.

The Committee used this data as one tool in considering compensation for our NEO’s for compensation decisions beginning in fiscal 2018. Information about peers includes but is not limited to: base salaries, annual bonuses, long-term equity incentives, composition ranges by position, governance practices, market trends and industry performance. The peer group compensation analyses prepared by FPL have been utilized by the Compensation Committee for informational purposes only and have not been and will not be utilized for benchmarking purposes as we do not have formal benchmarking policies for comparing to our peers or the market. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by peer group data provided by FPL and will continue to be informed by the experiences of the members of the Compensation Committee. The Compensation Committee, in consultation with the Chairman and the President and Chief Executive Officer, ultimately uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

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Other than advising the Committee as described above, FPL did not provide any other services to us. The Committee has sole authority to hire, terminate and set the terms of engagement with FPL. The Committee has considered the independence of FPL, consistent with the requirements of NYSE, and has determined that FPL is independent. Further, pursuant to SEC rules, the Committee conducted a conflicts of interest assessment and determined that there are no conflicts of interest resulting from retaining FPL. FPL does not provide any services to our management and has no prior relationship with our management prior to its engagement by the Committee. The Committee intends to reassess the independence of FPL or any other compensation consultant retained by the Committee at least annually.

The following table demonstrates our strong outperformance over 1, 3, 5 and 10-year periods compared to the Comparable REITs and the MSCI US REIT Index Total Return Performance and is calculated based on our 2018 fiscal year ending September 30.

	Total Return Performance
	1 Year	3 Year	5 Year	10 Year
Monmouth (MNR)	7.79%	98.02%	139.66%	302.76%
Comparable REITS	10.00%	75.29%	91.38%	183.96%
RMS	3.74%	24.99%	54.97%	106.11%

Source: S&P Global Market Intelligence

Getting More for Less

While we have outperformed our peers and delivered substantial results for our shareholders, our Chief Executive Officer’s total compensation for 2018 was less than 50% of the average total compensation of chief executive officers of the Comparable REITs.

2018 Monmouth CEO Total Compensation vs. Average CEO Total Compensation of Comparable REITs*

*The compensation data used for comparison purposes was obtained from the most recent filings for the Comparable REITs.

Additionally, our total executive compensation fell within the lowest range (25th percentile) within the overall REIT industry based upon the 2018 Compensation Survey published by NAREIT.

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As set forth in more detail under the headings Financial Highlights and Compensation Discussion and Analysis in this Proxy Statement, Monmouth delivered another year of strong financial results in fiscal 2018, including 17% growth in total market capitalization, 69% increase in Net Income Attributable to Common Shareholders and 14% increase in adjusted funds from operations per diluted share. See Financial Information for a discussion of our non-GAAP performance measures. We continue to efficiently manage our general and administrative expenses. General and administrative expenses, as a percentage of gross revenue, (which includes rental revenue, reimbursement revenue and dividend and interest income), remains low and decreased to 5.8% for fiscal year 2018 from 6.3% for fiscal year 2017. In addition, general and administrative expenses, as a percentage of undepreciated assets (which is our total assets excluding accumulated depreciation), is at a very efficient 46 basis points for fiscal year 2018, which decreased from 48 basis points for fiscal year 2017. Our best-in-class industrial property portfolio performed exceptionally well, achieving a 69% tenant retention rate. On October 2, 2017, the first day of fiscal 2018, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share, representing an annualized dividend rate of $0.68 per share. The 6.3% dividend increase marks our second dividend increase in three years, totaling 13% in dividend increases. Monmouth has maintained or increased its dividend for 27 consecutive years and was one of the only REITs that maintained its dividend throughout the Global Financial Crisis. We believe our Named Executive Officers, as well as the entire employee base, played an integral role in delivering these Company achievements.

We value the feedback provided by our shareholders. At the Annual Meeting of Shareholders held on May 17, 2018, approximately 92% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

The Compensation Committee regularly reviews all elements of the compensation paid to our NEOs. The Committee believes that our present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables in this Proxy Statement, promote in the best manner possible our business objectives while aligning the interests of the NEOs with those of our shareholders to ensure positive financial results. Accordingly, the Board requests your vote “FOR” the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our named executive officers, as set forth in this Proxy Statement.

Vote Required:

The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting will be required to approve the advisory resolution on executive compensation. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

Board Recommendation:

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES AND DISCLOSURES IN THIS PROXY STATEMENT.

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Compensation Discussion and Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this Compensation Discussion and Analysis, the “Committee”) of the Board has been appointed to implement and exercise the Board’s responsibilities relating to the compensation of our executive officers and directors. The Committee has the overall responsibility for evaluating and approving our executive compensation plan, policies and programs, and does not delegate this responsibility to any other person(s). The Committee’s primary objectives include serving as an independent and objective party to review such compensation plan, policies and programs. To assist in the process, the Committee has, from time to time, retained the advice of a compensation consultant as outlined below in the section entitled Engagement of Compensation Consultant.

Throughout this Proxy Statement, the individuals who served as our Chairman of the Board and the President and Chief Executive Officer and other officers included in the Summary Compensation Table presented below of this report, are sometimes referred to in this report as the Named Executive Officers.

Since 1968, we have delivered consistent and reliable returns for our shareholders. Over the last 10 fiscal years, we have outperformed the MSCI US REIT Index by a wide margin of approximately three times. Our total shareholder return (TSR) over the last 10 fiscal years through September 30, 2018 was 303% as compared to 106% for the MSCI US REIT Index during the same period. TSR includes both dividends reinvested and stock price appreciation. Historically, REIT dividends have accounted for approximately 65% of total shareholder return. We believe that it is essential that dividends be factored into evaluating a REIT’s economic performance. Our dividend has proven to be very reliable because our industrial properties are predominantly subject to long-term net leases to investment-grade tenants or their subsidiaries. In view of the substantial progress made by us during fiscal year 2017, on October 2, 2017, our Board of Directors approved a 6.3% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share. This represents an annualized dividend rate of $0.68 per share. This increase was the second dividend increase within two years. The prior dividend increase was on October 1, 2015, at which time our Board of Directors approved a 6.7% increase in our quarterly common stock dividend, raising it to $0.16 per share from $0.15 per share. These two dividend raises represent a total increase of 13%. We have maintained or increased our common stock cash dividend for 27 consecutive years. We are one of the few REITs that maintained our dividend throughout the Global Financial Crisis. We are also one of the few REITs that is paying out a higher per share dividend today than prior to the Global Financial Crisis.

The following charts illustrate our outperformance over a 10-year period as compared to the S&P 500 Index and the MSCI US REIT Index for the same period and our outperformance over a 1-year period as compared to the MSCI US REIT Index for the same period.

10-Year

MNR
S&P 500
MSCI US REIT Index
350
300
250
200
150
100
50
0
-50
-100
Total Return (%)
302.76%
209.62%
106.11%
9/30/2008
9/30/2009
9/30/2010
9/30/2011
9/30/2012
9/30/2013
9/30/2014
9/30/2015
9/30/2016
9/30/2017
9/30/2018

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1-Year

MNR
S&P 500
MSCI US REIT Index
Total Return (%)
20
15
10
5
-0
-5
-10
-15
17.91%
7.79%
3.74%
Sept. '17
Nov. '17
Jan. '18
Mar. '18
May '18
Jul. '18
Sept. '18

Source: S&P Global Market Intelligence

The following chart illustrates our growth in Capital Structure over the last five years:

Common Equity
Preferred Equity
Debt
Total Market Capitalization ($ in Billions)
$3.0
$2.5
$2.0
$1.5
$1.0
$0.5
156% Growth
FY 2014
FY 2015
FY 2016
FY 2017
FY 2018

Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the interests of the Named Executive Officers with the interests of the shareholders, and that a significant part of the executives’ compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for our performance and compensation levels should reflect the executives’ individual performance in an effort to encourage increased individual contributions to our performance. This compensation philosophy, as reflected in our employment agreements with our executives and the overall compensation program, is designed to motivate our executives to focus on operating results and create long-term shareholder value by:

●	establishing a compensation program that attracts, retains and motivates executives through compensation that is competitive with comparable publicly-traded REITs;

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●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of each executive’s compensation to the achievement of our business plan by using measurements of our operating results and shareholder return; and

●	building a pay-for-performance program that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses in our executive employment agreements are consistent with the Committee’s philosophy and objectives.

The Committee believes that each of the above factors is important when determining compensation levels for Named Executive Officers. The Committee reviews and approves the employment contracts for the Chairman of the Board, the President and Chief Executive Officer and the other Named Executive Officers, and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates the performance of the Named Executive Officers in light of those goals and objectives. The Committee considers our performance, relative shareholder return, the total compensation provided to comparable officers at similarly-situated companies, and compensation earned by the Named Executive Officers in prior years.

The Committee believes that the executive compensation packages that we provide to our Named Executive Officers should include both base salaries and annual bonus awards that reward corporate and individual performance, as well as give incentives to executives to meet or exceed established goals. As a result, an important portion of our compensation program is comprised of discretionary bonuses and equity awards as determined by the Committee in recognition of individual accomplishments and achievements, as well as overall company performance.

Historically, the Committee has used the annual Compensation Survey published by NAREIT (Survey) as a guide to setting compensation levels. Total executive compensation paid by us fell within the lowest range (25th percentile) within the REIT industry for REITs with comparable data based upon the 2018 Compensation Survey published by NAREIT. Participant company data is not presented within the Survey in a manner that specifically identifies any named individual or company. This Survey details compensation by position type and company size with statistical salary and bonus information for each position. The subsets presented in the Survey which the Committee also uses for comparison purposes are the industrial property sector, entities with a total market capitalization between $1.5 billion and $3.0 billion and entities with less than 75 full-time employees. The Committee compares our salary and bonus amounts to the ranges presented in this Survey for reasonableness.

During the last quarter of fiscal 2017, the Committee engaged FPL Associates (FPL), a nationally recognized compensation consulting firm specializing in the REIT industry, to provide market-based compensation data and to advise the Committee on industry trends and best practices. As a result of the compensation analysis, the Committee is exploring the possibility of providing for a greater percentage of total compensation for our Named Executive Officers to be paid in the form of performance-based equity.

Role of Executive Officers in Compensation Decisions

The Committee recommends to the Board all compensation decisions for with respect to our Named Executive Officers. The Chairman of the Board and the President and Chief Executive Officer review the performance of the other Named Executive Officers and then present their conclusions and recommendations to the Committee with respect to base salary adjustments, annual cash bonuses and stock options or restricted stock awards. The Committee exercises its own discretion in modifying and implementing any recommended adjustments or awards but does consider the recommendations from management who work closely with the other Named Executive Officers.

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Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote our goal of retaining key employees and align the key employees’ interests with those of our shareholders from a long-term perspective. The number of options or shares of restricted stock granted to each employee, and the performance or time-based vesting criteria associated with each grant, is determined by consideration of various factors including but not limited to the employee’s contribution, title, responsibilities, and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

Each of our currently employed Named Executive Officers is a party to an employment agreement. These agreements establish the base salaries, bonuses and customary fringe benefits for each Named Executive Officer. The employment agreements also provide for certain severance benefits in the event the Named Executive Officer’s employment is terminated. The employment agreements also provide for certain severance benefits in the event of a change in control and to alleviate the financial impact of termination of employment, through base salary and health benefit continuation with the intention of providing for a stable work environment. In determining initial compensation, as incorporated into the employment agreements, the Committee considers all elements of a Named Executive Officer’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the Named Executive Officers, the Committee takes the terms of the employment agreements into consideration.

Shareholder Advisory Vote

One way to determine if our compensation program reflects the interests of shareholders is through their non-binding advisory vote on our executive compensation practices. At the Annual Meeting of Shareholders held on May 17, 2018, approximately 92% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

We provide our shareholders with the opportunity to vote annually on the advisory approval of the compensation of our Named Executive Officers (Say-on-Pay proposal). The Committee will continue to consider the outcome of our Say-on-Pay proposals when making future compensation decisions for our Named Executive Officers.

Engagement of Compensation Consultant

Pursuant to its charter, the Committee is authorized to retain the services of an executive compensation advisor, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The Committee did not retain a compensation consultant for prior years because the Committee determined that the Survey and other information available to it provided comprehensive information regarding executive compensation levels and structure.  In August 2017, the Committee engaged FPL to provide additional market-based compensation data and to advise on industry trends and best practices. In order to help the Committee fairly evaluate our executive compensation in light of our relative economic performance, FPL prepared for the Committee a peer group of REITs with similar total capitalization, ranging between $1.4 billion and $4.0 billion (approximately 0.7x-2.0x Monmouth’s total capitalization at that time), and/or REITs that operate within the industrial REIT sector and with whom we compete for executive employees.

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The peer group of comparable REITs (Comparable REITS) identified by FPL are as follows:

Agree Realty Corporation

EastGroup Properties*

Getty Realty Corporation

Hersha Hospitality Trust

LTC Properties, Inc.

Rexford Industrial Realty, Inc.*

STAG Industrial, Inc.*

Terreno Realty Corporation*

TIER REIT, Inc.

Urstadt Biddle Properties Inc.

*Denotes a peer that is in the Industrial sector

FPL compared our aggregate pay and performance to those of our peers over the prior three-year period. Based upon this analysis, FPL concluded that our aggregate pay at that time ranked at the lowest end of the aggregate pay provided by our peers, and that our performance by Total Shareholder Return was at the highest end of performance of our peers.

The Committee used this data as one tool in considering compensation for our Named Executive Officers for compensation decisions beginning in fiscal 2018. Information about peers includes but is not limited to: base salaries, annual bonuses, long-term equity incentives, composition ranges by position, governance practices, market trends and industry performance. The peer group compensation analyses prepared by FPL have been utilized by the Compensation Committee for informational purposes only and have not been and will not be utilized for benchmarking purposes as we do not have formal benchmarking policies for comparing to our peers or the market. The Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by peer group data provided by FPL and will continue to be informed by the experiences of the members of the Compensation Committee. The Compensation Committee ultimately uses its own judgment in making final decisions regarding the compensation paid to our executive officers.

Other than advising the Committee as described above, FPL did not provide any other services to us. The Committee has sole authority to hire, terminate and set the terms of engagement with FPL. The Committee has considered the independence of FPL, consistent with the requirements of NYSE, and has determined that FPL is independent. Further, pursuant to SEC rules, the Committee conducted a conflicts of interest assessment and determined that there are no conflicts of interest resulting from retaining FPL. FPL does not provide any services to our management and has no prior relationship with us prior to its engagement by the Committee. The Committee intends to reassess the independence of FPL or any other compensation consultant retained by the Committee at least annually.

Elements of Executive Officer Compensation

In addition to its determination of the Named Executives’ individual performance levels for fiscal 2018, the Committee compared the Named Executives’ total compensation for fiscal 2018 to that of similarly-situated personnel of other comparably sized REITs as noted in the report provided by FPL. Furthermore, the Committee compared the Named Executives’ total compensation for 2018 to that within the REIT industry in the Survey described above. For fiscal 2018, our total compensation fell within the lowest range (25th percentile) within the REIT industry for REITS with comparable data in the Survey described above.

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Our executive compensation structure includes the following objectives and core features:

Base Salaries

Base salaries are the principal fixed component of a Named Executive Officer’s compensation and are paid for performance of ongoing day-to-day job responsibilities throughout the year. In order to compete for and retain talented executives who are critical to our long-term success, the Committee has determined that the base salaries of Named Executive Officers should approximate those of executives of other equity REITs that compete with us for employees, investors and business, while also taking into account the Named Executive Officers’ performance and tenure, and our performance relative to the performance reported for companies in the industrial property sector, entities with total market capitalization between $1.5 billion and $3.0 billion and entities with less than 75 full-time employees within the REIT industry in the Survey described above.

Bonuses

Performance-based Cash Bonus Awards

In addition to the provisions for base salaries under the terms of their employment agreements and discretionary cash bonuses awarded by the Committee in recognition of individual accomplishments and achievements, the Chairman of the Board, the President and Chief Executive Officer, and, beginning in calendar 2019, the Chief Financial Officer are entitled to receive annual cash bonuses for each year during the terms of each respective employment agreement provided certain performance goals set by the Committee as described below are achieved.

For the Chairman of the Board:

Growth in market cap	7.5%	12.5%	20%
Bonus	$20,000	$45,000	$90,000

Growth in FFO/share	7.5%	12.5%	20%
Bonus	$20,000	$45,000	$90,000

Growth in dividend/share	5%	10%	15%
Bonus	$30,000	$60,000	$120,000

Maximum Bonus Potential	$300,000

For the President and Chief Executive Officer:

Growth in market cap		10%	15%	20%
Bonus		$40,000	$60,000	$80,000

Growth in AFFO/share	5%	10%	15%	20%
Bonus (1)	$50,000	$75,000	$100,000	$150,000

Growth in dividend/share	5%	10%	15%
Bonus	$150,000	$200,000	$250,000

Maximum Bonus Potential	$480,000

(1)       Provided that FFO is equal to or in excess of the dividend

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For the Chief Financial Officer beginning in calendar 2019:

Growth in market cap		10%	15%	20%
Bonus		$20,000	$30,000	$40,000

Growth in AFFO/share	5%	10%	15%	20%
Bonus (1)	$25,000	$37,500	$50,000	$75,000

Growth in dividend/share	5%	10%	15%
Bonus	$75,000	$100,000	$125,000

Maximum Bonus Potential	$240,000

(1)	Provided that FFO is equal to or in excess of the dividend

Our Chairman of the Board earned a $95,000 cash bonus for fiscal 2018 based on our growth in market cap, growth in FFO/share and growth in dividend/share, and our President and Chief Executive Officer earned a $290,000 cash bonus for fiscal 2018 based on our growth in market cap, growth in AFFO/share and growth in dividend/share.

Discretionary Cash Bonus Awards

The Committee considers discretionary cash bonuses for the Chairman of the Board and the President and Chief Executive Officer annually. Discretionary cash bonuses awarded to the other Named Executive Officers are based on recommendations made annually by the Chairman of the Board and the President and Chief Executive Officer, which are then considered and approved by the Committee in its discretion. The Committee believes that short-term rewards in the form of discretionary cash bonuses to senior executives generally should reflect short-term results and should take into consideration both the profitability and our performance and the performance of the individual, which may include comparing such individual’s performance to that in the preceding year, reviewing the breadth and nature of the senior executive’s responsibilities and valuing special contributions by each such individual. In evaluating our performance annually, for purposes of discretionary cash bonuses, the Committee considers a variety of factors, including, among others, Funds From Operations (FFO), Adjusted Funds From Operations (AFFO), net income, growth in asset size, amount of space under lease and total return to shareholders. We consider FFO to be an important measure of an equity REIT’s operating performance and have adopted the definition suggested by NAREIT, which defines FFO to mean net income computed in accordance with U.S. GAAP, excluding gains or losses from sales of property, plus real estate related depreciation and amortization. We define AFFO as FFO plus acquisition costs and costs associated with the Redemption of Preferred Stock less recurring capital expenditures and excluding the following: lease termination income, gains or losses on securities transactions, stock-based compensation expense, amortization of financing and leasing commission costs, depreciation of corporate office tenant improvements, straight-line rent adjustments and non-recurring other expense. We consider FFO and AFFO to be meaningful additional measures of operating performance, primarily because they exclude the assumption that the value of our real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Other factors considered include the employee’s title and years of service. The employee’s title generally reflects the employee’s responsibilities and the employee’s years of service may be considered in determining the level of discretionary cash bonus in comparison to base salary. The Committee has declined in the past to use specific performance formulas with respect to the cash bonuses awarded to the other Named Executive Officers, believing that with respect to our performance, such formulas do not adequately account for many factors, including, among others, our relative performance compared to our competitors during variations in the economic cycle, and that with respect to individual performance, such formulas are not a substitute for the subjective evaluation by the Committee of a wide range of management and leadership skills of each of the senior executives.

In setting discretionary bonuses for fiscal 2018, the Committee considered the performance of the Chairman of the Board and the President and Chief Executive Officer and received the recommendations from the Chairman of the Board and the President and Chief Executive Officer for the discretionary cash bonuses to be awarded to the other Named Executive Officers. The Committee also considered management’s report on our progress toward our fiscal 2018 achievements in financial performance and strategic growth, and the role of each Named Executive Officer in delivering these achievements:

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Financial Performance

●	Growth in Total Market Capitalization: Achieved $2.5 billion in total market capitalization as of September 30, 2018, resulting in year over year growth of 17% for fiscal 2018.

●	Growth in Total Shareholder Return: Achieved an 8% Total Shareholder Return for fiscal 2018, versus 4% return from the MSCI US REIT Index during the same period.

●	Growth in Gross Leasable Area: Achieved 13% year over year growth in gross leasable area for fiscal 2018, with 21.2 million total rentable square feet as of September 30, 2018.

●	Growth in Net Income per Diluted Share: Generated 53% year over year per diluted share growth in Net Income Attributable to Common Shareholders for fiscal 2018.

●	Growth in AFFO per Diluted Share*: Generated 14% year over year growth in adjusted funds from operation (AFFO) per diluted share for fiscal 2018.

●	Dividend Increase: On October 2, 2017, our Board of Directors approved a 6.25% increase in our quarterly common stock dividend, raising it to $0.17 per share from $0.16 per share. This represents an annualized dividend rate of $0.68 per share. We have maintained or increased our dividend for 27 consecutive years.

Strategic Growth

●	Property Acquisitions: Located and acquired seven, brand new, Class A industrial properties in fiscal 2018, totaling approximately 2.7 million square feet, without placing undue burden on liquidity.

●	Property Expansions: Completed two property expansions during the fiscal year ended September 30, 2018, totaling $3.5 million, generating over $367,000 in additional rental revenue and extending the lease maturity 10 years from the date of each completed expansion.

●	Commitments to Acquire Property: Entered into agreements to acquire three, brand new, Class A industrial properties in fiscal 2018, totaling approximately 745,000 square feet, of which two were acquired subsequent to fiscal yearend.

●	At-The-Market Transaction: On June 29, 2017, we entered into the Preferred Stock At-The-Market Sales Agreement Program under which we were able to offer and sell shares of our 6.125% Series C Preferred Stock, having an aggregate sales price of up to $100,000,000. On August 2, 2018, we replaced this program with a new Preferred Stock At-The-Market Sales Agreement Program (Preferred Stock ATM Program) that provides for the offer and sale from time to time of $125,000,000 of our 6.125% Series C preferred stock. Since inception through September 30, 2018, we sold 3,088,001 shares under these programs at a weighted average price of $25.06 per share, and generated net proceeds, after offering expenses, of approximately $75,828,000, of which 1,648,556 shares were sold during the fiscal year ended 2018 at a weighted average price of $24.84 per share, and generated net proceeds, after offering expenses, of approximately $40,094,000.

●	Capital Raising through DRIP: Raised approximately $90.0 million through our Dividend Reinvestment and Stock Purchase Plan (DRIP) during fiscal 2018.

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●	Tenant Occupancy: Achieved 99.6% occupancy as of September 30, 2018.

●	Controlled General and Administrative Expense: Managed G&A costs to an appropriate level. G&A expenses, as a percentage of gross revenue decreased by 8% to 5.8% and G&A as a percentage of undepreciated assets decreased by 4% to 46 basis points for fiscal 2018.

*AFFO is a non-GAAP performance measure. See Financial Information for a discussion of our non-GAAP performance measures.

After considering our progress towards our fiscal 2018 financial performance and strategic growth achievements, as outlined above, as well as the individual performance of the Chairman of the Board, the President and Chief Executive Officer and the other Named Executive Officers, and the recommendations of the Chairman of the Board and the President and Chief Executive Officer as to the other Named Executive Officers, the Committee established the individual discretionary cash bonuses for the Named Executive Officers based on our overall performance and the Named Executive Officers’ individual contributions to these accomplishments. Other factors considered in determining individual bonus amounts included the Named Executive Officers’ responsibilities and years of service. During fiscal 2018, the Chairman of the Board received a discretionary cash bonus of $95,615, the President and Chief Executive Officer received a discretionary cash bonus of $160,577, the Chief Financial and Accounting Officer received a discretionary cash bonus of $141,250 and the General Counsel received a discretionary cash bonus of $92,500.

Long-Term Equity Incentive Compensation

In part based on market-based compensation data and information on industry trends and best practices received from FPL, the Committee is considering providing for a greater percentage of total compensation for our Named Executive Officers to be paid in the form of performance-based equity and is exploring the possibility of developing a long-term performance-based equity compensation plan. All grants of equity will be made pursuant to our Amended and Restated 2007 Incentive Award Plan, which was approved by our shareholders on May 18, 2017.

Stock Options and Restricted Stock

The employment agreement for the Chairman of the Board states that he will receive options to purchase 65,000 shares of stock annually. The employment agreement for the President and Chief Executive Officer states that he will be entitled to equity awards of up to 25,000 shares of restricted stock each year based on achievement of performance objectives as determined by the Committee including, but not limited to, AFFO per share growth, acquisitions and total return performance. The employment agreement for the Chief Financial Officer executed subsequent to fiscal year-end 2018 and effective January 1, 2019, states that he will be entitled to equity awards of up to 12,500 shares of restricted stock each year based on achievement of performance objectives as determined by the Committee including, but not limited to, AFFO per share growth, acquisitions and total return performance. In addition, the Committee has the discretion to make additional awards of stock options and restricted stock for outstanding performance.

For all Named Executive Officers, senior executives and other employees, the Chairman of the Board and the President and Chief Executive Officer make a recommendation to the Committee for specific stock options or restricted stock grants. In making its decisions, the Committee does not use an established formula or focus on a specific performance target. The Committee recognizes that often outside forces beyond the control of management, such as economic conditions, changing leasing and real estate markets and other factors, may contribute to less favorable near-term results even when sound strategic decisions have been made by the individuals to position Monmouth for longer term profitability. Thus, the Committee also attempts to identify whether the individuals are exercising the kind of judgment and making the types of decisions that will lead to future growth and enhanced asset value, even if the same are difficult to measure on a current basis. For example, in determining appropriate stock option and restricted stock awards, the Committee considers, among other matters, whether the individuals have executed strategies that will provide adequate funding or appropriate borrowing capacity for future growth, whether acquisition and leasing strategies have been developed to ensure a future stream of reliable and increasing revenues for Monmouth, whether the selection of properties, tenants and tenant mix evidence appropriate risk management, including risks associated with real estate markets and tenant credit, and whether the administration of staff size and compensation appropriately balances our current and projected operating requirements with the need to effectively control overhead costs, while continuing to grow the enterprise. Other than the equity awards required to be paid to our Chairman of the Board and the President and Chief Executive Officer pursuant to their employment agreement and amounts awarded to Named Executive Officers who are also directors as part of our Director Compensation Plan, no equity awards were made to Named Executive Officers during fiscal 2018.

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Other Personal Benefits

Our employment agreements provide the Named Executive Officers with other personal benefits that we and the Committee believe are reasonable and consistent with its overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the Named Executive Officers.

The Named Executive Officers are provided the following benefits under the terms of their employment agreements: an allotted number of paid vacation weeks; eligibility for the executive, as well as spouse and dependents where applicable, in all our sponsored employee benefits plans, including 401(k) plan, group health, accident, and life insurance, on terms no less favorable than applicable to any other executive; and supplemental disability insurance, at our cost. Attributed costs of the personal benefits described above for the Named Executive Officers for the fiscal year ended September 30, 2018, are included in “All Other Compensation” of the Summary Compensation Table provided below under Item 11 of this report.

Payments upon Termination or Change in Control

In addition, the Named Executive Officers’ employment agreements each contain provisions relating to change in control events. The employment agreements also contain severance or continuation of salary payments upon any termination of the Named Executive Officers’ employment, except in the case of Mr. Miller or Ms. Nagelberg, whose severance payments are only upon a termination other than for cause (as defined under the terms of the employment agreements). These change in control and severance terms have been deemed reasonable by the Compensation Committee based on the tenure and performance of each Named Executive Officer. Information regarding these provisions is included in “Employment Agreements” provided below in this Annual Report. There are no other agreements or arrangements governing change in control payments.

Evaluation

In evaluating Mr. Eugene W. Landy’s and Mr. Michael P. Landy’s eligibility for annual cash bonuses, the Committee used the bonus schedule included in their respective Amended Employment Agreements as a guide and, in considering discretionary cash bonuses for all Named Executive Officers, considered the factors detailed above under the heading “Bonuses.”

The Committee also reviewed the progress made by Mr. Michael P. Landy, President and Chief Executive Officer, as well as his contributions toward the progress that we had made that enabled us to reach the milestones discussed under “Bonuses” above. Mr. Landy is employed under an employment agreement with us. His base compensation under this contract was increased effective October 1, 2016 to $750,000 and will increase by 5% each year through fiscal 2021. The amended employment agreement has an initial term of five years and is renewed automatically for a new five-year term on the first day of each calendar quarter after the effective date unless otherwise terminated and contains provisions for continuation of salary payments through the expiration of the term of the agreement upon any termination of Mr. Landy’s employment. Upon execution of the amended employment agreement in January 2016, Mr. Landy received a cash signing bonus of $400,000 in recognition of the substantial progress that we have made under his leadership. During 2016, when considering the new employment agreement and signing bonus, the Compensation Committee took into account the transformative changes that Company has enjoyed over the past several years, which include the Company’s total market capitalization growing more than three-fold since fiscal 2010, and the company’s total assets nearly tripling as well since that time, while the Company’s general and administrative expenses only doubled over this period. Since fiscal 2010 through fiscal 2018, our total market capitalization has grown by approximately 5.0x and our total assets have grown by approximately 4.0x, while our G&A expenses increased by only 2.3x over this period.

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All Named Executive Officers were awarded their respective compensation based on their respective Employment Agreements and the many contributions that they have made towards our progress, as further detailed above, under the heading “Bonuses”. The Committee also considered the recommendations of the Chairman of the Board and the President and Chief Executive Officer concerning the other Named Executive Officers’ annual salaries, bonuses, and fringe benefits.

Clawback Policy

In October 2017, the Committee adopted a clawback policy that provides that in the event of a material restatement of our financial results, other than a restatement caused by a change in applicable accounting rules or interpretations, the Committee will review the performance-based compensation of our Named Executive Officers, as defined in our Proxy Statement from year to year, for the three years prior to such material restatement. If the Committee determines that the amount of any performance-based compensation actually paid or awarded to a Named Executive Officer (Awarded Compensation) would have been lower if it had been calculated based on such restated financial statements (Actual Compensation) and that such executive officer engaged in actual fraud or willful unlawful misconduct that materially contributed to the need for the restatement, then the Committee may direct us to recoup the after-tax portion of the difference between the Awarded Compensation and the Actual Compensation for the Named Executive Officers. The Committee has absolute discretion to administer and interpret this policy in our best interests.

Ownership Guidelines

In order to encourage our directors and Named Executive Officers to retain investments in us and help further align their interests with the interests of our stockholders, the Committee has adopted stock ownership guidelines applicable to our directors, our Chief Executive Officer and our other Named Executive Officers, recommending that they hold the following amounts of our stock:

Position	Stock Ownership Guideline
Chief Executive Officer	6x base salary
Other NEOs	2x base salary
Director	3x annual cash fee
All NEOs	50% of net shares received upon exercise/vesting of equity awards (24 month holding period)

For purposes of determining compliance with these ownership guidelines (other than the holding period for vested equity compensation), the value of each director’s or officer’s stock holdings will be calculated based on the closing price of a share of our common stock on the last trading day of our fiscal year, which was $16.72 on September 28, 2018. Shares owned by a director or officer include: shares owned outright by the director or officer or by his or her immediate family members residing in the same household; shares held in trust or under a similar arrangement for the economic benefit of the director or officer; restricted or unrestricted stock issued as part of the director or officer’s compensation, whether or not vested; shares acquired upon option exercise that the director or executive officer continues to own; and shares held for the director or executive officer’s account in a 401(k) or other retirement plan.

Our Chief Executive Officer Stock Ownership Policy was adopted in September 2015. As of September 30, 2018, Mr. Michael P. Landy, our President and Chief Executive Officer, owned stock valued at more than 13x his base salary and which is also approximately 2.0x our CEO stock ownership requirement. Our Director Stock Ownership policy was adopted effective September 12, 2017, and our other stock ownership policies were adopted effective October 1, 2017.

The aggregate stock ownership of our directors and officers represent approximately 4% of our outstanding common stock, which currently represents the fourth largest block of shareholders behind three institutional investors and helps align our management’s interests with our shareholders’ interests.

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Compensation Committee Report

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Brian H. Haimm (Chairman)
Matthew I. Hirsch
Gregory T. Otto

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Summary Compensation Table

The following Summary Compensation Table shows compensation paid or accrued by us for services rendered during the fiscal years ended September 30, 2018, 2017, and 2016 to the Named Executive Officers. There were no other executive officers whose aggregate compensation exceeded $100,000 during fiscal 2018.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Eugene W. Landy	2018	$430,500	$95,615	$4,823	$119,600	$95,000	$11,043	(1)	$68,500	(2)	$825,081
Chairman of the Board	2017	430,500	66,558	17,130	104,650	90,000	13,929	(1)	58,750		781,517
	2016	425,375	65,769	545,600	48,100	210,000	16,601	(1)	49,500		1,360,945

Michael P. Landy	2018	$787,500	$160,577	$210,698	$-0-	$290,000	$-0-		$83,080	(3)	$1,531,855
President and Chief	2017	750,000	105,000	17,130	-0-	130,000	-0-		73,130		1,075,260
Executive Officer	2016	551,250	501,202	-0-	-0-	135,000	-0-		63,100		1,250,552

Kevin S. Miller	2018	$392,538	$141,250	$4,823	$-0-	$-0-	$-0-		$81,316	(6)	$619,927
Chief Financial and	2017	373,846	81,000	17,130	58,000	-0-	-0-		28,616		558,592
Accounting Officer	2016	330,637	74,329	-0-	-0-	-0-	-0-		10,600		415,566

Allison Nagelberg	2018	$372,094	$92,500	$-0-	$-0-	$-0-	$-0-		$10,800	(7)	$475,394
General Counsel	2017	354,375	63,125	-0-	43,500	-0-	-0-		10,600		471,600
	2016	337,188	62,500	-0-	-0-	-0-	-0-		10,600		410,288

Notes:

(1)	Accrual for pension and other benefits of $11,043, $13,929 and $16,601 for fiscal 2018, 2017 and 2016, respectively, in accordance with Mr. Landy’s employment agreement.
(2)	Represents annual cash directors’ fee of $48,000 for fiscal 2018 and directors’ meeting fees of $20,500 for fiscal 2018.
(3)	Represents annual cash directors’ fee of $48,000 for fiscal 2018, directors’ meeting fees of $20,500 for fiscal 2018 and fringe benefits and discretionary contributions to our 401(k) Plan allocated to an account of the Named Executive Officer and reimbursement of a disability policy.
(4)	The restricted stock values were established based on the number of shares granted as follows, for fiscal 2018: 10/3/17-$16.47, for fiscal 2017: 9/12/17-$15.92, and for fiscal 2016: 9/14/16-$13.64. Unrestricted stock awards in fiscal 2018 comprises an annual directors’ fee paid to Mr. Eugene W. Landy, Mr. Michael P. Landy and Mr. Kevin S. Miller in the form of 300 shares of unrestricted common stock each (900 shares total) valued at a weighted average price of $16.10 per share. Unrestricted stock awarded in fiscal 2017 comprises one quarter of an annual cash directors’ fee paid to Mr. Eugene W. Landy, Mr. Michael P. Landy and Mr. Kevin S. Miller in the form of 76 shares of unrestricted common stock each (228 total) valued at $15.92 per share.
(5)	The fair value of the stock option grant was based on the Black-Scholes valuation model. See table below for detail. The actual value of the options will depend upon our performance during the period of time the options are outstanding and the price of our common stock on the date of exercise.
(6)	Represents annual cash directors’ fee of $48,000, directors’ meeting fees of $20,500 and discretionary contributions to our 401(k) Plan allocated to an account of the Named Executive Officer and reimbursement of a disability policy.
(7)	Consists of fringe benefits and discretionary contributions to our 401(k) Plan allocated to an account of the Named Executive Officer and reimbursement of a disability policy.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Michael P. Landy:

For Fiscal 2018:

-	The annual total compensation of the employee identified at the median of our company as of September 30, 2018 (other than the CEO) was $200,874; and
-	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Form 10-K, was $1,531,855.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 7.6 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay ratios within our industry will also differ and may not be comparable depending on the size, scope, global breadth and structure of the company.

To identify the median employee of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

-	To identify our median employee, we calculated fiscal 2018 compensation using each employee’s annual base salary, bonuses, value of equity awards and our contributions to applicable retirement plans;
-	We determined that, as of September 30, 2018, our employee population, excluding our CEO (“Employee Population”), consisted of 14 individuals;
-	With the exception of our CEO, we did not exclude any employees from our Employee Population;
-	All employees are located in the United States, and therefore we did not make any cost-of-living adjustments in identifying the median employee; and
-	Once the median employee was identified, we calculated the total compensation for our median employee using the same methodology we used to calculate Mr. Michael P. Landy’s total compensation in the Summary Compensation Table for the fiscal year 2018.

Equity Compensation Plan Information

At our Annual Meeting held on May 18, 2017, our common shareholders approved our Amended and Restated 2007 Incentive Award Plan (the Plan) which extended the term of our 2007 Incentive Award Plan for an additional 10 years, until March 13, 2027, added 1,600,000 shares of common stock to the share reserve, expanded the types of awards available for grant under the Plan and made other improvements to the 2007 Plan.

Options to purchase 65,000 shares were granted in fiscal 2018 and options to purchase 40,000 shares were exercised during fiscal 2018.  In addition, during fiscal 2018, 12,500 shares of restricted common stock and 3,670 shares of unrestricted common stock were granted.  As of September 30, 2018, the number of shares remaining for future grant under the Plan is 1,671,872.

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The Committee, in its capacity as Plan Administrator shall determine, among other things: the recipients of awards; the type and number of awards participants will receive; the terms, conditions and forms of the awards; the times and conditions subject to which awards may be exercised or become vested, deliverable or exercisable, or as to which any restrictions may apply or lapse; and may amend or modify the terms and conditions of an award, except that repricing of options or Stock Appreciation Rights (SAR) is not permitted without shareholder approval.

No participant may receive awards during any calendar year covering more than 200,000 shares of common stock or more than $1,500,000 in cash. Regular annual awards granted to non-employee directors as compensation for services as non-employee directors, during any of our fiscal years, may not exceed $100,000 in value of the date of grant, and the grant date value of any special or one-time award upon election or appointment to the Board of Directors may not exceed $200,000.

Awards granted pursuant to the Plan generally may not vest until the first anniversary of the date the award was granted, provided, however, that up to 5% of the Common Shares available under the Plan may be awarded to any one or more Eligible Individuals without the minimum vesting period.

If an award made under the Plan is forfeited, expires or is converted into shares of another entity in connection with a recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event, or the award is settled in cash, the shares associated with the forfeited, expired, converted or settled award will become available for additional awards under the Plan.

The term of any stock option or SAR generally may not be more than 10 years from the date of grant. The exercise price per common share under the Plan generally may not be below 100% of the fair market value of a common share at the date of grant.

Grants of Plan-Based Awards

All restricted stock awards granted during fiscal year 2018 vest 1/5th per year over a five year period and all dividends paid on unvested shares are reinvested in additional shares of restricted stock subject to the same vesting schedule. The following table sets forth, for the executive officers named in the Summary Compensation Table, information regarding individual grants of restricted stock and individual grants of stock options made under the Plan during the fiscal year ended September 30, 2018:

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Name	Grant Date	All Other Stock Awards; Number of Shares of Restricted Stock (1)	All Other Stock Awards; Number of Shares of Unrestricted Stock (2)	All Other Option Awards; Number of Shares Underlying Options (3)	Exercise Price of Option Award or Fair Value Per Share at Grant Date of Stock Award	Grant Date Fair Value
Eugene W. Landy	1/3/18	-0-	-0-	65,000	$17.80	$119,600	(4)
Eugene W. Landy	1/16/18	-0-	71	-0-	$17.05	$1,211
Eugene W. Landy	3/27/18	-0-	82	-0-	$14.64	$1,200
Eugene W. Landy	6/19/18	-0-	77	-0-	$15.59	$1,200
Eugene W. Landy	9/13/18	-0-	70	-0-	$17.31	$1,212
Michael P. Landy	10/3/17	12,500	-0-	-0-	$16.47	$205,875
Michael P. Landy	1/16/18	-0-	71	-0-	$17.05	$1,211
Michael P. Landy	3/27/18	-0-	82	-0-	$14.64	$1,200
Michael P. Landy	6/19/18	-0-	77	-0-	$15.59	$1,200
Michael P. Landy	9/13/18	-0-	70	-0-	$17.31	$1,212
Kevin S. Miller	1/16/18	-0-	71	-0-	$17.05	$1,211
Kevin S. Miller	3/27/18	-0-	82	-0-	$14.64	$1,200
Kevin S. Miller	6/19/18	-0-	77	-0-	$15.59	$1,200
Kevin S. Miller	9/13/18	-0-	70	-0-	$17.31	$1,212

(1)	Represents restricted common stock which vests 1/5th every October 3rd over the next five years. Fair value on the date of grant was $16.47 per share.
(2)	Comprises an annual directors’ fee paid to Mr. Eugene W. Landy, Mr. Michael P. Landy and Mr. Kevin S. Miller in the form of 300 shares of unrestricted common stock each (900 shares total) valued at a weighted average price of $16.10 per share.
(3)	These options expire 8 years from grant date and are exercisable 1 year after grant date.
(4)	This value was established using the Black-Scholes stock option valuation model. The following weighted-average assumptions were used in the model: expected volatility of 16.45%; risk-free interest rate of 2.37%; dividend yield of 3.82%; expected life of options of 8 years; and -0- estimated forfeitures. The fair value per share granted was $1.84. The actual value of the options will depend upon our performance during the period of time the options are outstanding and the price of our common stock on the date of exercise.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our Named Executive Officers, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

Option Exercises and Stock Vested

The following table sets forth summary information concerning options exercised and vesting of stock awards for each of the Named Executive Officers during the fiscal year ended September 30, 2018:

Fiscal Year Ended September 30, 2018
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value realized on Vesting ($)
Eugene W. Landy	-0-	-0-	10,578	$181,082	(2)
Michael P. Landy	-0-	-0-	4,230	71,122	(3)
Kevin S. Miller	-0-	-0-	7,960	133,818	(4)
Allison Nagelberg	-0-	-0-	1,165	19,607	(5)

(1)	Value realized based on the difference between the closing price of the shares on the NYSE as of the date of exercise less the exercise price of the stock option.
(2)	Value realized based on the closing price of the shares on the NYSE as of the date of vesting made up of 1,165 shares vested on 7/5/18 at $16.83 per share; 9,113 shares vested on 9/14/18 at $17.19 per share and 300 shares issued throughout fiscal 2018 in connection with annual director fees which vested at a weighted average price of $16.10 per share.
(3)	Value realized based on the closing price of the shares on the NYSE as of the date of vesting made up of 3,494 shares vested on 7/5/18 at $16.83 per share; 436 shares vested on 9/14/18 at $17.19 per share and 300 shares issued throughout fiscal 2018 in connection with annual director fees which vested at a weighted average price of $16.10 per share.
(4)	Value realized based on the closing price of the shares on the NYSE as of the date of vesting made up of 7,454 shares vested on 7/5/18 at $16.83 per share, 206 shares vested on 9/14/18 at $17.19 per share and 300 shares issued throughout fiscal 2018 in connection with annual director fees which vested at a weighted average price of $16.10 per share.
(5)	Value realized based on the closing price of the shares on the NYSE as of the date of vesting made up of 1,165 shares vested on 7/5/18 at $16.83 per share.

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Outstanding Equity Awards at Fiscal Year End

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options and restricted stock outstanding at September 30, 2018:

Fiscal Year Ended September 30, 2018
	Option Awards					Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option exercise price ($)	Option expiration date	Number of Shares That Have Not Vested		Market Value Of Shares that Have Not Vested (2)
Eugene W. Landy						30,055	(3)	$502,514
	-0-	65,000	(1)	$17.80	01/03/26
	65,000	-0-		15.04	01/04/25
	65,000	-0-		10.37	01/05/24
	65,000	-0-		11.16	01/05/23
	65,000	-0-		8.94	01/03/22
	65,000	-0-		10.46	01/03/21
	65,000	-0-		9.33	01/03/20
	65,000	-0-		8.72	01/03/19

Michael P. Landy	-0-	-0-		$-0-	-	21,430	(4)	$358,309

Kevin S. Miller	40,000	-0-		$14.24	12/09/24	8,047	(5)	$134,553

Allison Nagelberg	30,000	-0-		$14.24	12/09/24	2,354	(6)	$39,363

(1)	These options will become exercisable on January 3, 2019.
(2)	Based on the closing price of our common stock on September 30, 2018 of $16.72. Restricted stock awards vest over 5 years.
(3)	2,354 shares vest 1/2 on July 5th over the next 2 years; 470 shares vest 1/2 on September 14th over the next 2 years; 26,392 shares vest 1/3rd on September 14th over the next 3 years and 839 shares vest 1/4th on September 14th over the next 4 years.
(4)	7,062 shares vest 1/2 on July 5th over the next 2 years; and 470 shares vest 1/2 on September 14th over the next 2 years; 839 shares vest 1/4th on September 14th over the next 4 years and 13,059 shares vest 1/5th on October 3rd over the next 5 years.
(5)	2,500 shares vest on July 5, 2019; 4,708 shares vest 1/2 on July 5th over the next 2 years and 839 shares vest 1/4th on September 14th over the next 4 years.
(6)	2,354 shares vest 1/2 on July 5th over the next 2 years.

Employment Agreements

Eugene W. Landy, our Chairman of the Board, executed an Employment Agreement on December 9, 1994, which was amended on June 26, 1997 (First Amendment), on November 5, 2003 (Second Amendment), on April 1, 2008 (Third Amendment), on July 1, 2010 (Fourth Amendment), on April 25, 2013 (Fifth Amendment), on December 20, 2013 (Sixth Amendment), on December 18, 2014 (Seventh Amendment) and on January 12, 2016 (Eighth Amendment) – collectively, the “Amended Employment Agreement”.  Pursuant to the Amended Employment Agreement, Mr. Eugene Landy’s base salary was $410,000 per year, effective January 1, 2015, and was increased pursuant to the Eighth Amendment to $430,500 per year, effective January 1, 2016.  He is entitled to receive pension payments of $50,000 per year through 2020; in fiscal 2018, we accrued $11,043 in additional compensation expense related to the pension benefits.  Mr. Eugene Landy’s incentive bonus schedule is detailed in the Fourth Amendment and is based on progress toward achieving certain target levels of growth in market capitalization, funds from operations and dividends per share.  Pursuant to the Amended Employment Agreement, Mr. Eugene Landy will receive each year an option to purchase 65,000 Common Shares.  Mr. Eugene Landy is entitled to five weeks paid vacation annually, and he is entitled to participate in our employee benefit plans.

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The Amended Employment Agreement provides for aggregate severance payments of $500,000, payable to Mr. Eugene Landy upon the termination of his employment for any reason in increments of $100,000 per year for five years.  He is entitled to disability payments in the event of his disability (as defined in the Amended Employment Agreement) for a period of three years equal to his base salary.  The Amended Employment Agreement provides for a death benefit of $500,000, payable to Mr. Eugene Landy’s designated beneficiary. Upon the termination of Mr. Eugene Landy’s employment, following, or as a result of, certain types of transactions that lead to a significant increase in our market capitalization, the Amended Employment Agreement provides that Mr. Eugene Landy will receive a grant of 35,000 to 65,000 Common Shares, depending on the amount of the increase in our market capitalization, all of his outstanding options to purchase Common Shares will become immediately vested, and he will be entitled to continue to receive benefits under our health insurance and similar plans for one year. In the event of a change in control, Mr. Eugene Landy shall receive a lump sum payment of $2,500,000, provided that the sale price is at least $10 per share of common stock.  A change of control is defined as the consummation of a reorganization, merger, share exchange, consolidation, or sale or disposition of all or substantially all of our assets.  This change of control provision will not apply to any combination between us and UMH.  Payment will be made simultaneously with the closing of the transaction, and only in the event that the transaction closes.  The Amended Employment Agreement is terminable by our Board of Directors at any time by reason of Mr. Eugene Landy’s death or disability or for cause, which is defined in the Amended Employment Agreement as a termination of the agreement if our Board of Directors determines in good faith that Mr. Eugene Landy failed to substantially perform his duties to us (other than due to his death or disability), or has engaged in conduct the consequences of which are materially adverse to us, monetarily or otherwise. Upon termination of the Amended Employment Agreement, Mr. Eugene Landy will remain entitled to the disability, severance, death and pension benefits provided for in the Amended Employment Agreement.

Effective April 9, 2013, Michael P. Landy was appointed President and Chief Executive Officer. Prior to April 9, 2013, Mr. Michael Landy was the Chief Operating Officer.  Effective October 1, 2013, Michael Landy entered into a three-year employment agreement with us, under which Mr. Michael Landy received an annual base salary of $500,000 for fiscal year 2014 with increases of 5% for each of fiscal years 2015 and 2016, plus bonuses and customary fringe benefits. On January 11, 2016, we entered into an amended and restated Employment Agreement (Employment Agreement) with Mr. Michael Landy, which became effective October 1, 2016. Upon signing the Employment Agreement, Mr. Michael Landy received a signing bonus of $400,000 in recognition of the substantial progress that we have made under his leadership.  Effective October 1, 2016, Mr. Michael Landy receives an annual base salary of $750,000 for fiscal year 2017 with increases of 5% for each of fiscal years 2018, 2019, 2020 and 2021, plus targeted bonuses and customary fringe benefits.  The Employment Agreement has an initial term of five years, and is renewed automatically for a new five-year term on the first day of each calendar quarter after the effective date unless otherwise terminated.  For fiscal years after 2021, Mr. Michael Landy’s base salary shall be set by the Compensation Committee of our Board of Directors but will be no less than his base salary for the preceding year.  Mr. Michael Landy will receive annual cash bonuses based on our achievement of certain performance objectives as determined by the Compensation Committee: a) Growth in Market Cap of 10%, 15% or 20%, Mr. Michael Landy will receive $40,000, $60,000 or $80,000, respectively; b) Growth in AFFO per share of 5%, 10%, 15%, or 20%, Mr. Michael Landy will receive $50,000, $75,000, $100,000 or $150,000, respectively; and c) Growth in Dividend per Share of 5%, 10% or 15%, Mr. Michael Landy will receive $150,000, $200,000 or $250,000, respectively. Mr. Michael Landy will also be entitled to equity awards of up to 25,000 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee. Mr. Michael Landy also receives four weeks’ vacation annually and he is entitled to customary fringe benefits including life insurance, health benefits and the right to participate in our 401(k) retirement plan. We reimburse Mr. Michael Landy for the cost of a disability insurance policy such that, in the event of Mr. Michael Landy’s disability for a period of more than 90 days, Mr. Michael Landy will receive benefits up to 60% of his then-current salary.  Under the Employment Agreement, if Mr. Michael Landy’s employment is terminated for any reason, either voluntarily or involuntarily, including the death of Mr. Michael Landy or termination for cause, Mr. Michael Landy shall be entitled to the base salary plus base target bonuses due under the Employment Agreement for the remaining term of the Employment Agreement (as it has been renewed).  The Employment Agreement also provides that, upon a change of control (as defined below), the Employment Agreement will automatically renew for five years from the date of the change in control and Mr. Michael Landy shall have the right to terminate the Employment Agreement and continue to receive the base salary plus base target bonuses and restricted stock awards he would have been entitled to receive during the remaining term of the Employment Agreement. In addition, provided that Mr. Michael Landy is actively employed by us as of the consummation of a change of control, Mr. Michael Landy shall be entitled to a transaction bonus consistent with the terms of any applicable transaction bonus plan that we may adopt. The term “Change of Control” under Mr. Michael Landy’s amended employment agreement means (i) a sale of substantially all of our assets, not in the ordinary course, to an unaffiliated third party, (ii) the transfer, in one transaction or a series of transactions, to an unaffiliated third party, of outstanding shares of our capital stock representing a majority of the then outstanding voting stock, (iii) a majority of our Directors ceasing to be individuals who either were members of the Board immediately following our 2014 Annual Meeting of Shareholders, or whose election as a director was approved by a majority of such incumbent directors or their approved successors, (iv) a merger or consolidation having the same effect as item (i), (ii) or (iii) above or (iv) any other event of a nature that would be required to be reported as a change of control in item 5.01 of Form 8-K under the Securities Exchange Act of 1934, as amended (or any successor provision thereto).

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Effective January 1, 2016, Kevin S. Miller entered into a three-year employment agreement with us, under which Mr. Miller received an annual base salary of $360,000 for calendar year 2016 with increases of 5% for each of calendar years 2017 and 2018, plus bonuses and customary fringe benefits.  Effective January 1, 2019, Kevin S. Miller entered into a new three-year employment agreement with us, under which Mr. Miller will receive an annual base salary of $520,000 for calendar year 2019 with increases of 5% for each of calendar years 2020 and 2021, plus bonuses and customary fringe benefits. Pursuant to the 2019 employment agreement, Mr. Miller will receive annual cash bonuses based on our achievement of certain performance objectives as determined by the Compensation Committee: a) Growth in Equity Market Cap of 10%, 15% or 20%, Mr. Miller will receive $20,000, $30,000 or $40,000, respectively; b) Growth in AFFO per diluted share of 5%, 10%, 15%, or 20%, Mr. Miller will receive $25,000, $37,500, $50,000 or $75,000, respectively, and c) Growth in Dividend per Share of 5%, 10% or 15%, Mr. Miller will receive $75,000, $100,000 or $125,000, respectively, and Mr. Miller will be entitled to equity awards of up to 12,500 shares of restricted stock each year based on achievement of performance objectives as determined by the Compensation Committee. Other than base salary and the provisions for cash bonuses based on our achievement of certain performance objectives, the provisions of Mr. Miller’s employment agreement dated January 1, 2019 are the same as the provisions of his employment agreement date January 1, 2016. Mr. Miller receives four weeks’ vacation, annually.  We reimburse Mr. Miller for the cost of a disability insurance policy such that, in the event of Mr. Miller’s disability for a period of more than 90 days, Mr. Miller will receive benefits up to 60% of his then-current salary.  In the event of a merger, sale or change of voting control, excluding transactions between us and UMH, Mr. Miller will have the right to extend and renew the employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or Mr. Miller may terminate the employment agreement and be entitled to receive the greater of the base salary due under the remaining term of the agreement or one year’s base salary at the date of termination, paid monthly over the remaining term or life of the agreement. If there is a termination of employment by us or by Mr. Miller for any reason, either involuntary or voluntary, including the death of the employee, other than a termination for cause as defined by the agreement, Mr. Miller shall be entitled to the greater of the base salary due under the remaining term of the agreement or one year’s base salary at the date of termination, paid monthly over the remaining term or life of the agreement.

Effective January 1, 2017, Ms. Allison Nagelberg entered into a new three-year employment agreement with us, under which Ms. Nagelberg receives an annual base salary of $358,313 for calendar year 2017, with increases of 5% for each of calendar years 2018 and 2019, plus bonuses and customary fringe benefits. Under the employment agreement, Ms. Nagelberg receives four weeks’ vacation, annually.  We reimburse Ms. Nagelberg for the cost of a disability insurance policy such that, in the event of Ms. Nagelberg’s disability for a period of more than 90 days, Ms. Nagelberg will receive benefits up to 60% of her then-current salary.  In the event of a merger, sale or change of voting control, excluding transactions between us and UMH, Ms. Nagelberg will have the right to extend and renew this employment agreement so that the expiration date will be three years from the date of merger, sale or change of voting control, or Ms. Nagelberg may terminate the employment agreement and be entitled to receive one year’s compensation in accordance with the agreement.  If there is a termination of employment by us or Ms. Nagelberg for any reason, either involuntary or voluntary, including the death of the employee, other than a termination for cause as defined by the agreement, Ms. Nagelberg shall be entitled to the greater of the base salary due under the remaining term of the agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of the agreement.

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Potential Payments upon Termination of Employment or Change-in-Control

Under the employment agreements with our President and Chief Executive Officer and the other Named Executive Officers listed below, our President and Chief Executive Officer and such other Named Executive Officers are entitled to receive the following estimated payments and benefits upon a termination of employment or voluntary resignation (with or without a change-in-control). These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur.  The table below reflects the amount that could be payable under the various arrangements assuming that the termination of employment had occurred at September 30, 2018. Each of the employees named in the table below have restricted stock awards and/or stock option awards which are listed in the “Outstanding Equity Awards at Fiscal Year End” table previously disclosed.  Restricted Stock Awards vest upon the termination of an employee due to death or disability. In addition, restricted stock awards vest on the date of an involuntary termination of employment or if the employee retires.  If the termination of employment is for any other reason, including voluntary resignation, termination not for cause or good reason resignation, termination for cause, or termination not for cause or good reason (after a change in control), the restricted stock awards are forfeited.  Regarding the stock option awards, if the termination is for any reason other than a termination for cause, the stock option awards may be exercised until three months after the termination of employment.  If the termination is for cause, the stock option awards are forfeited.

	Voluntary Resignation on 9/30/18	Termination Not for Cause Or Good Reason Resignation on 9/30/8	Termination For Cause on 9/30/18	Termination Not for Cause or Good Reason Resignation (After a Change-in-Control) on 9/30/18		Disability/ Death on 9/30/18
Eugene W. Landy	$530,110(3)	$530,110(3)	$508,279(2)	$3,030,110	(4)	$1,821,610 (5)
Michael P. Landy	4,429,983(6)	4,429,983(6)	4,429,983(6)	4,429,983	(6)	4,429,983 (6)
Kevin S. Miller	396,900(7)	396,900(7)	7,633(1)	396,900	(7)	396,900 (7)
Allison Nagelberg	489,097(8)	489,097(8)	7,235(1)	489,097	(8)	489,097 (8)

(1)	Consists of accrued vacation time, which would be payable in a lump sum payment.
(2)	Consists of severance payments of $500,000, payable $100,000 per year for 5 years, and $8,279 of accrued vacation, which would be payable in a lump sum payment.
(3)	Consists of severance payments of $500,000, payable $100,000 per year for 5 years, plus the $21,832 estimated cost of continuation of benefits for one year following termination and $8,279 of accrued vacation, which would be payable in a lump sum payment.
(4)	Mr. Eugene W. Landy shall receive a lump-sum payment of $2,500,000 in the event of a change in control, provided that the sale price of our common stock is at least $10 per share. In addition, if Mr. Eugene W. Landy’s employment agreement is terminated, he receives severance payments of $500,000, which would be payable $100,000 per year for 5 years, continuation of benefits for one year following termination and accrued vacation.
(5)	In the event of a disability, as defined in the agreement, Mr. Eugene W. Landy shall receive disability payments equal to his base salary for a period of three years, continuation of benefits for one year following termination and accrued vacation. He has a death benefit of $500,000 payable in a lump sum to Mr. Eugene W. Landy’s beneficiary.
(6)	Payments are calculated based on Mr. Michael P. Landy’s amended and restated employment agreement, which became effective October 1, 2016, which is the base salary due under the remaining term of the agreement.
(7)	Payments are calculated based on Mr. Kevin S. Miller’s employment agreement, which is the greater of the base salary due under the remaining term of the agreement or one year’s base salary at the date of termination.
(8)	Payments are calculated based on Ms. Allison Nagelberg’s employment agreement which is the greater of the base salary due under the remaining term of the agreement or one year’s compensation at the date of termination.

Compensation Risk

The Compensation Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, we reviewed the primary elements of our compensation program, including base salary, annual bonus opportunities, equity compensation and severance arrangements. Our risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, we determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the Compensation Committee.

Director Compensation

Effective September 12, 2017, the annual cash directors’ fee increased from $41,000 to $48,000, plus an additional amount to be paid in our unrestricted common stock valued at $4,800 for a total annual directors’ fee of $52,800. This annual directors’ fee will be paid quarterly. Effective in fiscal 2018, Directors received an increase in their meeting attendance fee from $4,000 to $5,000 for each Board meeting attended in person, and they will continue to receive $500 for each telephonic Board meeting attended. Directors appointed to Board committees will continue to receive $1,200 for each committee meeting attended.

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The table below sets forth a summary of director compensation for the fiscal year ended September 30, 2018:

	Annual Board Cash	Meeting	Committee	Unrestricted Stock
Director	Retainer	Fees	Fees	Awards (6)	Total Fees

Kiernan Conway	$12,000	$5,000	$-0-	$1,212	$18,212
Daniel D. Cronheim	48,000	20,500	-0-	4,823	73,323
Catherine B. Elflein (1)	48,000	20,500	4,800	4,823	78,123
Brian H. Haimm (1)(2)(3)(5)	48,000	20,500	6,500	4,823	79,823
Neal Herstik	48,000	20,500	-0-	4,823	73,323
Matthew I. Hirsch (1)(2)(3)(4)	48,000	20,500	7,000	4,823	80,323
Samuel A. Landy	48,000	20,500	-0-	4,823	73,323
Gregory T. Otto (3)(4)	48,000	20,500	500	4,823	73,823
Scott L. Robinson (1)	48,000	20,500	4,800	4,823	78,123
Stephen B. Wolgin (1)(4)	48,000	20,500	7,000	4,823	80,323
Total	$444,000	$189,500	$30,600	$44,619	$708,719

Mr. Eugene W. Landy, Mr. Michael P. Landy and Mr. Kevin S. Miller are Named Executive Officers. As such, their director compensation is included in the Summary Compensation Table.

(1)	The Audit Committee for 2018 consists of Mr. Haimm (Chairman), Mr. Hirsch, Mr. Wolgin, Mr. Robinson and Ms. Elflein.
(2)	These directors acted as chairs of the Board’s Audit, Compensation and Nominating and Governance Committees.
(3)	Mr. Haimm (Chairman), Mr. Hirsch and Mr. Otto are members of the Compensation Committee.
(4)	Mr. Hirsch (Chairman), Mr. Otto and Mr. Wolgin are members of the Nominating and Governance Committee.
(5)	Mr. Haimm is the Lead Independent Director whose role is to preside over the executive sessions of the non-management directors.
(6)	Comprises an annual directors’ fee paid in the form of 2,770 unrestricted shares of common stock valued at a weighted average price of $16.10 per share.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific employment agreement for Mr. Eugene W. Landy, as described above, we do not have pension or other post-employment plans in effect for officers, directors or employees or a nonqualified deferred compensation plan. The present value of accumulated benefit of contractual pension benefits for Mr. Eugene W. Landy is $543,946 as of September 30, 2018. Payments made during the 2018 fiscal year were $50,000. He is entitled to receive pension payments of $50,000 per year through 2020. Our employees may elect to participate in our 401(k) plan, which is administered by UMH.

Other Information

Daniel D. Cronheim is one of our directors and is also an Executive Vice President of David Cronheim Company (Cronheim) and Cronheim Management Services, Inc. (CMSI). Daniel Cronheim received $73,323, $75,880 and $49,500 for director’s fees in fiscal 2018, 2017 and 2016, respectively. We have not paid any fees to The David Cronheim Mortgage Corporation, an affiliated company of CMSI, over the last three fiscal years. During fiscal 2019, we paid a fee to The David Cronheim Mortgage Corporation in the amount of $78,750.

Compensation Committee Interlocks and Insider Participation

As of September 30, 2018, the Compensation Committee consisted of Messrs. Haimm (Chairman), Hirsch and Otto. No member of the Compensation Committee is a current or former officer or employee of the Company. In fiscal 2018, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in our Annual Report.

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COMPARATIVE STOCK PERFORMANCE

The following line graph compares the total return of our common stock for the last five fiscal years to the FTSE NAREIT Composite Index (US), published by the National Association of Real Estate Investment Trusts (NAREIT), and the S&P 500 Index for the same period. The graph assumes a $100 investment in our common stock and in each of the indexes listed below on September 30, 2013 and the reinvestment of all dividends. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. Our stock performance shown in the graph below is not indicative of future stock performance.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of our directors or executive officers, except that Samuel A. Landy, a director and Michael P. Landy, President, Chief Executive Officer, and a director, are the sons of Eugene W. Landy, the Chairman of the Board and an Executive Director.

Daniel D. Cronheim is one of our directors and is also an Executive Vice President of David Cronheim Company (Cronheim) and Cronheim Management Services, Inc. (CMSI). Daniel Cronheim received $73,323, $75,880 and $49,500 for director’s fees in fiscal 2018, 2017 and 2016, respectively. We have not paid any fees to The David Cronheim Mortgage Corporation, an affiliated company of CMSI, over the last three fiscal years. During fiscal 2019, we paid a fee to The David Cronheim Mortgage Corporation in the amount of $78,750.

Five of our 13 directors are also directors and shareholders of UMH. We hold common and preferred stock of UMH in our securities portfolio. We owned a total of 1.2 million UMH common shares as of September 30, 2018 at a total cost of $12.1 million and a fair value of $18.6 million representing 3.2% of the outstanding common shares of UMH. In addition, as of September 30, 2018, we owned 100,000 shares of UMH’s 8.00% Series B Cumulative Redeemable Preferred Stock at a total cost of $2.5 million with a fair value of $2.6 million. The unrealized gain on our investment in UMH’s common and preferred stock as of September 30, 2018 was $6.6 million. During fiscal 2018, we made total purchases of 59,905 common shares of UMH for a total cost of $828,787, or a weighted average cost of $13.84 per share, which were purchased through UMH’s Dividend Reinvestment and Stock Purchase Plan.  During fiscal 2018, UMH made total purchases of 101,304 of our common shares through our DRIP for a total cost of $1,566,624, or a weighted average cost of $15.46 per share.

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As of September 30, 2018, we had 14 full-time employees and one part-time employee. Our Chairman of the Board is also the Chairman of the Board of UMH. Other than our Chairman of the Board, we do not share any employees with UMH.

Effective January 12, 2015, we entered into a seven-year lease agreement to occupy 5,680 square feet for our current corporate office space.  Rent for our current corporate office space is at an annual rate of $99,400 or $17.50 per square foot for years one through five and an annual rate of $100,820 or $17.75 per square foot for years six and seven.  We are also responsible for our proportionate share of real estate taxes and common area maintenance.  Mr. Eugene W. Landy, the Founder and Chairman of the Board, owns a 24% interest in the entity that is the landlord of the property where our corporate office space is currently located.  We believe that the aforesaid rent is no more than what we would pay for comparable space elsewhere.  We recently entered into a lease at a different location for our future 13,239 square foot corporate office, which is expected to commence during our 4th quarter of fiscal 2019, at which time we expect to assign our current lease pertaining to our current corporate office to UMH.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with us without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to us than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While we do not have specific written standards for approving such related party transactions, such transactions are only approved if it is in our best interest or in the best interest of our shareholders. Additionally, our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel. Further, to identify related party transactions, we submit and require our directors and executive officers to complete director and officer questionnaires identifying any transactions with us in which the director, executive officer or their immediate family members have an interest.

Financial Information

The following is a reconciliation of our U.S. GAAP Net Income to our FFO, Core FFO and AFFO for the fiscal years ended September 30th:

	2018	2017	2016	2015	2014
Net Income Attributable to Common Shareholders	$38,815,344	$22,942,234	$20,531,888	$16,998,783	$11,238,262
Plus: Depreciation Expense (Excluding Corporate Office)	36,017,959	29,478,322	23,931,530	19,625,748	15,908,769
Plus: Amortization of Intangible Assets	1,613,368	1,071,719	1,178,744	1,370,654	1,347,936
Plus: Amortization of Capitalized Lease Costs	880,444	855,000	955,881	756,504	505,476
Less: (Gain)/Plus: Loss on Sale of Real Estate Investment	(7,485,266)	95,336	-0-	(5,021,242)	-0-
FFO Attributable to Common Shareholders	69,841,849	54,442,611	46,598,043	33,730,447	29,000,443
Plus: Acquisition Costs	-0-	178,526	730,441	1,546,088	481,880
Plus: Redemption of Preferred Stock	-0-	2,467,165	2,942,149	-0-	-0-
Core FFO Attributable to Common Shareholders	69,841,849	57,088,302	50,270,633	35,276,535	29,482,323
Plus: Stock Compensation Expense	433,895	624,706	926,465	448,895	347,002
Plus: Depreciation of Corporate Office Capitalized Costs	157,964	156,676	123,492	79,572	-0-
Plus: Amortization of Financing Costs	1,220,983	1,234,259	1,116,238	1,286,016	725,745
Plus: Non-recurring Other Expense (1)	-0-	-0-	500,000	-0-	-0-
Less: Lease Termination Income	(210,261)	-0-	-0-	(238,625)	(1,182,890)
Less: Gain on Sale of Securities Transactions, net	(111,387)	(2,311,714)	(4,398,599)	(805,513)	(2,166,766)
Less: Effect of non-cash U.S. GAAP Straight-line Rent Adjustment	(1,972,588)	(1,027,927)	(1,709,821)	(1,446,264)	(600,745)
Less: Recurring Capital Expenditures	(985,424)	(883,864)	(963,065)	(623,658)	(760,959)
AFFO Attributable to Common Shareholders	$68,375,031	$54,880,438	$45,865,343	$33,976,958	$25,843,710

(1)	Consists of one-time payroll expenditures.

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We assess and measure our overall operating results based upon an industry performance measure referred to as Funds From Operations (FFO), which we believe is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), represents net income attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization. FFO includes gains and losses realized on sale of securities investments. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance. We define Core Funds From Operations (Core FFO) as FFO, plus acquisition costs and costs associated with the Redemption of Preferred Stock. We define Adjusted Funds From Operations (AFFO) as Core FFO, excluding stock based compensation expense, depreciation of corporate office tenant improvements, amortization of deferred financing costs, lease termination income, net gain or loss on sale of securities transactions, effect of non-cash U.S. GAAP straight-line rent adjustments, non-recurring other expenses and subtracting recurring capital expenditures. We define recurring capital expenditures as all capital expenditures that are recurring in nature, excluding capital expenditures related to expansions at our current locations or capital expenditures that are incurred in conjunction with obtaining a new lease or a lease renewal. We believe that, as widely recognized measures of performance used by other REITs, FFO, Core FFO and AFFO may be considered by investors as supplemental measures to compare our operating performance to those of other REITs. FFO, Core FFO and AFFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO, Core FFO and AFFO and, accordingly, our FFO, Core FFO and AFFO may not be comparable to all other REITs. The items excluded from FFO, Core FFO and AFFO are significant components in understanding our financial performance.

FFO, Core FFO and AFFO are non-GAAP performance measures and (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as an alternative to Net Income or Net Income Attributable to Common Shareholders as a measure of operating performance or to Cash Flows from Operating, Investing and Financing Activities; and (iii) are not an alternative to Cash Flows from Operating, Investing and Financing Activities as a measure of liquidity. FFO, Core FFO and AFFO, as calculated by us, may not be comparable to similarly titled measures reported by other REITs.

The following is a reconciliation of the Company’s Net Income Attributable to Common Shareholders to the Company’s NOI for the fiscal years ended September 30, 2018, 2017 and 2016:

	2018	2017	2016
Net Income Attributable to Common Shareholders	$38,815,344	$22,942,234	$20,531,888
Plus: Redemption of Preferred Stock	-0-	2,467,165	2,942,149
Plus: Preferred Dividends	17,190,456	14,861,686	9,020,470
Plus: General and Administrative Expenses	8,776,579	7,809,546	7,936,124
Plus: Acquisition Costs	-0-	178,526	730,441
Plus: Depreciation	36,175,923	29,634,998	24,055,022
Plus: Amortization of Capitalized Lease Costs and Intangible Assets	2,391,104	1,824,751	2,032,658
Plus: Interest Expense, including Amortization of Financing Costs	32,349,705	25,754,121	22,953,049
Less: Dividend and Interest Income	(13,120,465)	(6,930,564)	(5,616,392)
Less: Gain on Sale of Securities Transactions, net	(111,387)	(2,311,714)	(4,398,599)
Less: Lease Termination Income	(7,485,266)	-0-	-0-
Less: Gain on Sale of Real Estate Investment	(210,261)	-0-	-0-
Net Operating Income – NOI	$114,771,732	$96,230,749	$80,186,810

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The components of the Company’s NOI for the fiscal years ended September 30, 2018, 2017 and 2016 are calculated as follows:

	2018	2017	2016
Rental Revenue	$115,864,119	$97,659,778	$81,592,429
Reimbursement Revenue	23,297,730	18,725,527	16,163,004
Total Rental and Reimbursement Revenue	139,161,849	116,385,305	97,755,433
Real Estate Taxes	(18,596,239)	(15,266,634)	(13,294,724)
Operating Expense	(5,793,878)	(4,887,922)	(4,273,899)
NOI	$114,771,732	$96,230,749	$80,186,810

We evaluate our financial performance using Net Operating Income (NOI) from property operations, which we believe is a useful indicator of our operating performance. NOI is a non-GAAP financial measure that we define as Net Income Attributable to Common Shareholders plus Redemption of Preferred Stock, Preferred Dividends, General and Administrative Expenses, Acquisition Costs, Depreciation, Amortization of Capitalized Lease Costs and Intangible Assets, Interest Expense, including Amortization of Financing Costs, less Dividend and Interest Income, Gain on Sale of Securities Transactions, Gain on Sale of Real Estate Investments and Lease Termination Income. The components of NOI are recurring Rental and Reimbursement Revenue, less Real Estate Taxes and Operating Expenses, such as insurance, utilities, and repairs and maintenance. Other REITs may use different methodologies to calculate NOI and, accordingly, our NOI may not be comparable to all other REITs.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that, during the fiscal year ended September 30, 2018, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no matters other than those stated in this Proxy Statement which may properly be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

We will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 2018 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and proxy statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at Monmouth Real Estate Investment Corporation, Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, NJ 07728, (b) telephone at (732) 577-9996 or (c) email at mreic@mreic.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to our offices at Juniper Business Plaza, 3499 Route 9 North, Suite 3-D, Freehold, NJ please contact our Shareholder Relations Department by mail, telephone or email.

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YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2020 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received at our principal executive offices by November 30, 2019. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2020 Annual Meeting, but not included in our proxy statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder and at the time of the Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at our principal executive offices not earlier November 30, 2019 and not later than December 30, 2019. However, in the event that the 2020 Annual Meeting is advanced more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2019 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of the mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of the mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of the mailing of the notice of such meeting is first made.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: March 29, 2019

Important: Shareholders can help us avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize a proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

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